Exhibit 10.74

LEASE

YALE & TOWNE SPE LLC,

                                         Landlord

and

KAYAK SOFTWARE CORPORATION

                                         Tenant

Building:

7 Market Street

Stamford, CT

Dated: June 4, 2012

TABLE OF CONTENTS

			Page
ARTICLE 1	DEFINITIONS; CONSENTS		1

Section	1.1	Definitions	1

Section	1.2	Consents	9

ARTICLE 2	DEMISE; PREMISES; TENANT ACCESS		9

Section	2.1	Demise; Premises	9

Section	2.2	Modification of Property	9

Section	2.2	Tenant Access	10

ARTICLE 3	TERM		10

Section	3.1	Primary Term	10

Section	3.2	Extension Term	10

ARTICLE 4	RENT		12

Section	4.1	Fixed and Additional Rent	12

Section	4.2	Late Charge	13

Section	4.3	No Set-Offs	13

ARTICLE 5	USE		13

Section	5.1	Use	13

Section	5.2	Restrictions On Use	13

Section	5.3	Certificate of Occupancy	14

Section	5.4	Floor Load	14

Section	5.5	Signage	14

ARTICLE 6	OPERATING EXPENSES		15

Section	6.1	Payments	15

Section	6.2	Landlord’s Statement	15

Section	6.3	Operating Expenses	17

i

Section	6.4	Adjustments	21

Section	6.5	Taxes on Tenant’s Property	21

ARTICLE 7	INSURANCE		21

Section	7.1	Prohibited Acts; Compliance	21

Section	7.2	Rate Increases	21

Section	7.3	Tenant’s Insurance Requirements	22

Section	7.4	Waiver of Subrogation	23

Section	7.5	Landlord’s Insurance Obligations	24

ARTICLE 8	COMPLIANCE WITH LAWS		24

Section	8.1	Tenant’s Compliance Obligations	24

Section	8.2	Permitted Contests	25

Section	8.3	Landlord’s Compliance Obligations	26

ARTICLE 9	ALTERATIONS AND IMPROVEMENTS		26

Section	9.1	Restrictions	26

Section	9.2	Permits; Mechanic’s Liens	27

Section	9.3	Review of Tenant’s Plans	28

ARTICLE 10	REPAIRS		30

Section	10.1	Tenant’s Obligations	30

Section	10.2	Landlord’s Obligations	30

ARTICLE 11	UTILITIES AND SERVICES		31

Section	11.1	Utilities and Services	31

Section	11.2	Parking	31

Section	11.3	Interruption of Services	32

Section	11.4	Access and Security	32

Section	11.5	Shuttle Service	32

Section	11.6	Other Services	32
Section	11.7	HVAC Equipment	32

ARTICLE 12	ASSIGNMENT AND SUBLEASING		33

Section	12.1	Rights and Obligations of Tenant	33

Section	12.2	Recapture; Consent	34

Section	12.3	Assignment of Rents	35

Section	12.4	Transfer to Successor or Affiliate	35

ARTICLE 13	SUBORDINATION AND ATTORNMENT		36

Section	13.1	Subordination; Nondisturbance Agreement	36

Section	13.2	Attornment	38

Section	13.3	Lease Modification	38

ARTICLE 14	LANDLORD’S RIGHT OF ENTRY		38

Section	14.1	Right of Entry	38

ARTICLE 15	CASUALTY		39

Section	15.1	Restoration; Abatement	39

Section	15.2	Tenant’s Right of Termination	40

Section	15.3	Landlord’s Right of Termination	41

Section	15.4	Liability	41

Section	15.5	Cooperation	41

Section	15.6	Willful Misconduct	41

Section	15.7	Express Agreement	42

Section	15.8	Outstanding Mortgage	42

ARTICLE 16	EMINENT DOMAIN		42

Section	16.1	Termination Rights	42

Section	16.2	The Award	43

Section	16.3	Temporary Taking	43

Section	16.4	Outstanding Mortgage	44

ARTICLE 17	DEFAULT		44

Section	17.1	Events of Default	44

Section	17.2	Use and Occupancy Payments	45

ARTICLE 18	RE-ENTRY BY LANDLORD; REMEDIES		45

Section	18.1	Re-entry	45

Section	18.2	Tenant’s Waivers	45

Section	18.3	Injunction	46

Section	18.4	Remedies	46

Section	18.5	Covenants	47

Section	18.6	Cumulative Remedies	48

Section	18.7	Attorneys’ Fees	48

Section	18.8	Landlord Event of Default	48

Section	18.9	Waiver	48

ARTICLE 19	CURING DEFAULTS		49

Section	19.1	Cure of Tenant Defaults	49

Section	19.2	Cure of Landlord Defaults	49

ARTICLE 20	NON-LIABILITY AND INDEMNIFICATION		50

Section	20.1	Indemnification By Tenant	50

Section	20.2	Constructive Eviction	50

Section	20.3	Indemnification By Landlord	51

Section	20.4	Defense of Actions	51

Section	20.5	Payments	51

ARTICLE 21	SURRENDER		51

Section	21.1	Condition of Premises	51

Section	21.2	Waiver	52

Section	21.3	Holdover By Tenant	52

Section	21.4	Survival	52

ARTICLE 22	LANDLORD’S WORK		53

Section	22.1	Landlord’s Work	53

Section	22.2	Construction of Tenant Improvements	53

Section	22.3	Tenant Improvement Allowance	55

Section	22.4	Delayed Completion	57

Section	22.5	Performance of Landlord’s Work	57

Section	22.6	Labor Harmony	58

Section	22.7	Punch List Items	58

Section	22.8	Change Orders; Cost of Changes	58

Section	22.9	Site Representatives	59

Section	22.10	Certificate of Occupancy	59

Section	22.11	Field Changes	59

Section	22.12	Warranty	59

Section	22.13	No Changes by Landlord to Landlord’s Work	60

ARTICLE 23	INTENTIONALLY OMITTED		60

ARTICLE 24	ENVIRONMENTAL OBLIGATIONS		60

Section	24.1	Landlord’s Environmental Indemnification	60

Section	24.2	Tenant’s Environmental Indemnification	61

Section	24.3	Environmental Condition of the Property	63

ARTICLE 25	ACCESS; CHANGE IN FACILITIES		64

Section	25.1	Changes in Facilities	64

Section	25.2	Installation	64

v

Section	25.3	Access	64

Section	25.4	Name; Management	64

Section	25.5	Constructive Eviction	64

ARTICLE 26	INABILITY TO PERFORM		65

Section	26.1	Unavoidable Delay	65

ARTICLE 27	WAIVERS		65

Section	27.1	Counterclaims	65

Section	27.2	Trial by Jury	65

Section	27.3	No Waiver	65

Section	27.4	Specific Examples	66

Section	27.5	Survival	66

ARTICLE 28	QUIET ENJOYMENT		66

Section	28.1	Covenant	66

ARTICLE 29	RULES AND REGULATIONS		66

Section	29.1	Compliance	66

Section	29.2	Enforcement	67

ARTICLE 30	SHORING; NATURE OF ACCIDENTS		67

Section	30.1	Access to the Premises	67

Section	30.2	Notice	67

Section	30.3	Window Cleaning	67

ARTICLE 31	BROKERAGE		68

Section	31.1	Representation; Payment	68

ARTICLE 32	NOTICES		68

Section	32.1	Notices	68

ARTICLE 33	ESTOPPEL CERTIFICATE; FINANCIAL DATA; NOTICE OF LEASE		69

Section	33.1	Estoppel	69

Section	33.2	Financial Data	70

Section	33.3	Notice of Lease	70

ARTICLE 34	SECURITY DEPOSIT		71

Section	34.1	Security Deposit	71

Section	34.2	Alternative Security	72

ARTICLE 35	MISCELLANEOUS		73

Section	35.1	Miscellaneous Provisions	73

Exhibits
A	Property Description
B	Permitted Encumbrances
C	Landlord’s Work
D	Form of Change Order
E	Rules and Regulations
F	Parking Plan
G	Form of Notice of Lease
H	Park
I	Remedial Action Plan
J	Form of Letter of Credit

LEASE dated the 4th day of June, 2012, by and between YALE & TOWNE SPE LLC (“Landlord”), a Connecticut limited liability company with an office at 100 Washington Boulevard, Suite 200, Stamford, CT 06902; and KAYAK SOFTWARE CORPORATION (“Tenant”), a Delaware corporation with an address at 55 North Water Street, Norwalk, CT 06854.

W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Definitions; Consents

Section 1.1 Definitions. For the purposes of this Lease, unless the context otherwise requires:

(a) “AAA” shall have the meaning given to such term in subsection 3.2(b)(i).

(b) “Additional Rent” shall mean all amounts, liabilities and obligations, other than Fixed Rent, which Tenant assumes or agrees to pay under this Lease.

(c) “Additional Rent Commencement Date” shall mean the Rent Commencement Date; provided, Tenant shall pay for all utilities and services serving the Premises (to the extent Tenant desires such services at the Premises) as of the Commencement Date.

(d) “Affiliate” shall have the meaning given to such term in Section 12.4.

(e) “Alterations” shall mean alterations, installments, improvements, additions or other changes (other than decorations) in or about the Premises.

(f) “Applicable Laws” shall have the meaning given to such term in Section 8.1.

(g) “Appraiser” shall mean an individual having not less than ten (10) years current experience as a leasing broker specializing in Comparable Buildings.

(h) “Arbitrator” means Landlord’s architect and Tenant’s architect, acting by mutual agreement, provided that such persons are able to agree as to the matter in question within three (3) Business Days following written notice from Landlord or Tenant of its election to submit the matter to resolution by the Arbitrator, or, if Landlord’s architect and Tenant’s architect are unable to agree within such time period, “Arbitrator” shall mean a third architect selected by each architect and mutually acceptable to the parties. The fees of Landlord’s architect shall be paid by Landlord, the fees of Tenant’s architect shall be paid by Tenant, and if the Arbitrator shall be a third party, then the fees of the Arbitrator shall be divided evenly between Landlord and Tenant.

(i) “Base Building” shall mean the Building, excluding any Tenant Improvements.

(j) “Base Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, security, life-safety, roof and balcony drainage and other service systems of the Building.

(k) “Base Rate” shall mean the prime or base rate published in The Wall Street Journal (or its successor) and, if more than one (1) prime or base rate shall be published on a day, then the highest such rate on the applicable date.

(l) “Broker” shall have the meaning given to such term in Section 31.1.

(m) “Building” shall mean the office building containing approximately 17,600 total rentable square feet, known as 7 Market Street, Stamford, Connecticut and located in the Park as further described as a portion of “Y-1” on the plan of the Park described in Exhibit H annexed hereto.

(n) “Business Day” shall mean any day except Saturdays, Sundays and the days observed by state chartered banks and national banks in the State of Connecticut as public holidays.

(o) “Changes” shall have the meaning given to such term in Section 22.8.

(p) “Change Increase” shall have the meaning given to such term in Section 22.8.

(q) “Change Orders” shall have the meaning given to such term in Section 22.8.

(r) “Commencement Date” shall mean the Substantial Completion Date.

(s) “Common Areas” shall mean all of the nonrentable areas in the exterior of the Building and the balance of the Property, including without limitation landscaping and exterior facilities, roadways, parking areas, sidewalks and driveways. Common Areas shall not include restrooms, lobbies, corridors, plazas, aisles, telephone and electrical closets located in the Building.

(t) “Comparable Buildings” shall mean office buildings in Stamford, Connecticut similar in nature and type to that of the Building.

(u) “Control” shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and/or control interest of a different form of business entity and/or the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of a controlling interest, by statute or according to the provisions of a contract.

(v) “CPA” shall have the meaning given to such term is subsection 6.2(d).

(w) “Default Rate” shall mean the lesser of (i) the Base Rate plus five percent (5%) per annum or (ii) the maximum rate of interest permitted by Applicable Laws.

(x) “Environmental Laws” shall mean the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901, et seq. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., the Clean Air Act, the Hazardous Materials Transportation Act, the Connecticut Transfer Act, and all other Applicable Laws relating to the environment or to regulation or control of Hazardous Materials.

(y) “Estimate” shall have the meaning given to such term in Section 15.2.

(z) “Event of Default” shall mean any of the events set forth in Article 17.

(aa) “Expiration Date” shall mean the Lease Expiration Date or the date at which the last exercised Extension Term shall expire, as applicable.

(bb) “Extension Notice” shall have the meaning given to such term in Section 3.2.

(cc) “Extension Term” shall have the meaning given to such term in Section 3.2.

(dd) “Fair Rental Value” shall have the meaning given to such term in subsection 3.2(b).

(ee) “Final Determination” shall have the meaning given to such term in subsection 3.2(b)(ii).

(ff) “Fixed Rent” shall mean the rental amounts specified in subsection 4.1(a) hereto.

(gg) “GAAP” shall have the meaning given to such term in subsection 6.3(a)(vii).

(hh) “Hard Costs” shall have the meaning given to such term in Section 22.3.

(ii) “Hazardous Materials” shall mean substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “toxic substances” in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to

Environmental Laws; and asbestos, PCBs, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in Applicable Laws.

(jj) “Improvements” shall mean the Building and all of the structures, improvements, and all building fixtures therein (including, without limitation, any parking garage, on-grade parking and driveways and any exterior plaza) now or hereafter located on the Land.

(kk) “Land” shall mean the land described on Exhibit A hereto.

(ll) “Landlord’s Delay” shall mean any delay, other than a Tenant’s Delay or Unavoidable Delay, in achieving the Substantial Completion Date on or before the Target Completion Date. A Landlord’s Delay shall begin on (but exclude) the Target Completion Date and end on (and include) the Substantial Completion Date.

(mm) “Landlord Parties” shall mean Landlord’s Representatives and Affiliates, licensees, Mortgagees and holder of a Superior Lease.

(nn) “Landlord’s Representatives” shall mean Landlord’s members, employees, agents, and contractors and Affiliates of Landlord or any such member, employee, agent or contractor.

(oo) “Landlord’s Statement” shall have the meaning given to such term in Section 6.2.

(pp) “Landlord’s Work” shall mean all work, services, labor, materials and equipment, including, without limitation, clean-up and removal of debris, equipment and other materials, necessary to perform the construction specified on Exhibit C hereto.

(qq) “Lease Expiration Date” shall mean the last day of the twelfth (12th) Lease Year.

(rr) “Lease Year” shall mean the period commencing on the Commencement Date and ending on the last day of the calendar month during which the day before the first anniversary of the Rent Commencement Date occurs (it being acknowledged that such first Lease Year may be more than twelve (12) months), and each period of twelve (12) consecutive months thereafter within the Term.

(ss) “Lessor” shall have the meaning given to such term in Section 13.1.

(tt) “Long Lead Work” shall have the meaning given to such term in Section 15.2.

(uu) “Losses” shall have the meaning given to such term in Section 24.1.

(vv) “Mortgage” shall mean any mortgage on the Property given by Landlord to a Mortgagee to secure a loan encumbered by Landlord’s interest in the Property.

(ww) “Mortgagee” shall mean any holder of a Mortgage with respect to the Property or any part thereof.

(xx) “Net Rent” shall have the meaning given to such term in Section 18.4.

(yy) “Nondisturbance Agreement” shall have the meaning given to such term in Section 13.1.

(zz) “Nonstandard Improvements” shall mean improvements which are not customary for the average executive office space in western Fairfield County, Connecticut.

(aaa) “Notice of Lease” shall mean a statutory notice of lease under Section 47-19 of the Connecticut General Statutes.

(bbb) “Occupancy Date” shall mean the date Tenant first occupies the Premises for its business operations.

(ccc) “Operating Expenses” shall have the meaning given to such term in Section 6.3.

(ddd) “Other Taxes” shall mean all taxes, assessments, excises, levies, fees and charges other than Property Taxes, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Property; (ii) the cost or value of Tenant’s Property or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord; (iii) any Rent payable under this Lease, including any sales tax, income tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent; (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include (x) federal, state or local income, documentary transfer or inheritance taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of or as a substitute for any Other Taxes; or (y) assessments levied in respect to the Harbor Point Infrastructure Improvement District unless, and only to the extent that, such assessments constitute permitted Property Taxes.

(eee) “Park” shall mean the development known as Yale & Towne and currently comprising the development parcels known as Y1 (the development parcel on which the Building is located), Y2, Y3, Y4, Y5, Y6, Y7, Y8, Y9, Y10, SDU1 and SDU2, all located in Stamford, Connecticut, as shown on Exhibit H annexed hereto.

(fff) “Permitted Encumbrances” shall mean:

(i) Any liens for taxes, assessments and other governmental charges which are not due and payable;

(ii) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants, or other matters specified on Exhibit B hereto, and any Mortgage, subordination and non-disturbance agreement, assignment of lease or other security agreement encumbering the Premises;

(iii) This Lease and the rights of Tenant hereunder; and

(iv) The REA.

(ggg) “Person” shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, any other form of business organization, or government or governmental authority, agency or political subdivision thereof.

(hhh) “Premises” shall mean the entire space in the Building. No easement for light, air or view is included with or appurtenant to the Premises; provided, however, that with the exception of those improvements contemplated in Section 2.1, Landlord shall not erect or permit to be erected within the area designated as a plaza behind the Building on Exhibit F any structure or improvement that blocks, obscures or otherwise impairs the exterior views of the Premises, nor shall Landlord erect any building except in substantial conformity to the location of the building depicted on Exhibit F. The foregoing disclaimer has been negotiated by Landlord and Tenant, and is intended as a complete negation of any representation or warranty by Landlord, express or implied. Tenant acknowledges that Landlord or Landlord’s Affiliate may construct additional improvements on the Land and on other units within the Park.

(iii) “Primary Term” shall mean the period described in Section 3.1.

(jjj) “Property” shall mean the Land, the Building and the Common Areas.

(kkk) “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Property or any part thereof or any personal property owned or leased by Tenant and used in connection with the Premises. Property Taxes shall not include income, documentary transfer or inheritance taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of or as a substitute for any Property Taxes and shall also exclude amounts attributable to special assessments relating to construction or redevelopment of, or capital improvement to, the Park, or construction, redevelopment or improvements in any School (as defined in the REA), interest or penalties for late payments, franchise, excise, corporate estate, succession or capital levy tax. Any assessment levied in respect to the Harbor Point Infrastructure Improvement District shall constitute a Property Tax only to the extent that, together with the other Property Taxes levied with respect to the Property, such assessment and other Property Taxes do not exceed the total amount of Property Taxes that would have been levied with respect to the Property but for the existence of the Harbor Point Infrastructure Improvement District.

(lll) “Punch List Items” shall mean minor elements of construction that do not inhibit or interfere with the intended use and operation of the Premises (or with the construction of Tenant Improvements) as contemplated by this Lease, except to a de minimis extent.

(mmm) “REA” shall mean that certain Declaration of Yale & Towne Planned Community, dated August 13, 2008 relating to the Property and certain neighboring properties, recorded on August 19, 2008 at Volume 9425 at Page 1 of the Stamford Land Records, which document is filed pursuant to the provisions of the Common Interest Ownership Act, Conn. Gen. Stats. §47-200 et seq., together with said Act and any and all bylaws, rules and regulations and other instruments duly promulgated to govern the common interest community described in the REA, all as amended from time to time.

(nnn) “Rent” shall mean Fixed Rent and Additional Rent.

(ooo) “Rent Commencement Date” shall mean the date that is six (6) months following the Substantial Completion Date, subject to extension pursuant to Section 22.4.

(ppp) “Rules and Regulations” shall have the meaning given to such term in Section 29.1.

(qqq) “Secured Areas” shall have the meaning given to such term in Section 14.1.

(rrr) “Security Deposit” shall have the meaning given to such term in Section 34.1.

(sss) “Site Assessment” shall have the meaning given to such term in Section 24.2.

(ttt) “Site Reviewers” shall have the meaning given to such term in Section 24.2.

(uuu) “Soft Costs” shall have the meaning given to such term in Section 22.3.

(vvv) “Structural Elements” shall mean the roof, exterior structural walls, structural columns, structural support beams, floor slabs and the foundation of the Building.

(www) “Substantial Completion” or “Substantially Complete” shall mean the later of Landlord having (i) satisfied the requirements of Section 24.1, and (ii) completed Landlord’s Work, excluding Punch List Items (provided that Landlord proceeds to diligently complete the Punch List Items).

(xxx) “Substantial Completion Date” shall mean the date on which Landlord shall have achieved Substantial Completion with respect to all of Landlord’s Work.

(yyy) “Successor” shall have the meaning given such term in Section 12.4.

(zzz) “Superior Lease” shall mean any ground or underlying lease encumbering the Property hereafter made by Landlord, and all renewals, amendments and replacements thereof.

(aaaa) “Target Completion Date” shall mean October 1, 2012.

(bbbb) “Taxes” shall mean Property Taxes and Other Taxes.

(cccc) “Tenant Improvement Allowance” shall have the meaning given in Section 22.3.

(dddd) “Tenant Improvements” shall mean the improvements and additions to the Building, to be constructed or furnished by Tenant pursuant to Tenant’s Plans.

(eeee) “Tenant’s Delay” shall mean any delay that Landlord or any of Landlord’s Representatives may encounter in the performance of Landlord’s Work by reason of an act or omission by Tenant including, without limitation, Changes requested by Tenant in accordance with the provisions of Section 22.8 that cause a delay in the schedule for the construction of Landlord’s Work. Landlord shall give to Tenant notice of the estimated length of any Tenant’s Delay as promptly as is reasonably practicable after Landlord’s reasonable determination of same. Landlord shall use reasonable efforts to mitigate any Tenant’s Delay (but shall not be required to make use of overtime labor). If Landlord and Tenant dispute the existence of a Tenant’s Delay or the number of days resulting from a Tenant’s Delay, such dispute shall be resolved by the Arbitrator.

(ffff) “Tenant Parties” shall mean Tenant’s subtenants, employees, agents, contractors, Affiliates, invitees (while on the Property) and licensees.

(gggg) “Tenant’s Plans” shall have the meaning given to that term in Section 22.2.

(hhhh) “Tenant’s Property” shall mean Tenant’s moveable trade fixtures and moveable partitions, telephone and other equipment, furniture, furnishings, work stations and computer systems, decorations and other items of personal property.

(iiii) “Tenant’s Proportionate Share” shall mean 100% with respect to the Building, and shall be equitably determined by Landlord with respect to the Common Areas based upon the access permitted thereto to Tenant and other Persons.

(jjjj) “Tenant’s Statement” shall have the meaning given to such term in subsection 6.2(d).

(kkkk) “Term” shall mean the Primary Term and the Extension Term, if exercised.

(llll) “Unavoidable Delay” shall mean any delay caused by the other party hereto; governmental restrictions, governmental regulations, order of civil, military or naval authority, or governmental preemption; strikes, labor disputes, lock-outs, shortage of labor or materials; inability to obtain materials or reasonable substitutes therefor by reason of other Unavoidable Delay; failure of any of the Base Building Systems, the cause of which failure is outside of the applicable party’s control; Acts of God, including without limitation fire, earthquake, floods, and explosions; or war, enemy action, civil commotion, riot or insurrection, or other event beyond the reasonable control of the parties. Notwithstanding the foregoing, (i) lack of funds shall not be deemed an Unavoidable Delay, and (ii) the provisions of this Section shall not excuse Tenant from its obligation to pay Rent as and when due.

Section 1.2 Consents. Whenever in this Lease a party’s approval or consent is required, such approval or consent shall not be unreasonably withheld, conditioned or delayed, unless otherwise specified herein to be in such party’s sole discretion or otherwise. If given, such approval or consent shall be given in writing, in the manner required for notices under Article 32 herein. Any reference to a matter that it is “approved” by a party shall include “deemed approved” by such party and any reference to a matter that is “deemed approved” by a party shall include “approved” by such party.

ARTICLE 2

Demise; Premises; Tenant Access

Section 2.1 Demise; Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises and all appurtenances related thereto, for the rents, covenants and conditions (including limitations, restrictions and reservations) hereinafter provided, together with the nonexclusive right to use all Common Areas. Landlord represents and warrants that the Common Area depicted as a plaza behind the Building on Exhibit F annexed hereto shall, if constructed, be (a) constructed in substantial conformity to said Exhibit and shall be available for Tenant’s nonexclusive use, and (b) improved with items that may include, without limitation, landscaping and hardscaping, benches, tables, a barbecue pit and similar non-active facilities but not with active recreational facilities such as a children’s playset or horseshoe pit. The parties agree that for all purposes hereunder the Premises shall be deemed to contain 17,600 rentable square feet.

Section 2.2 Modification of Property. Landlord hereby reserves the right, without the consent of Tenant, to modify or alter the Land that is subject to this Lease, to convey any portion of the Land, to execute or to amend an REA with respect to any portion of the Property, or to perform any combination thereof; provided, that any such modification, alteration, conveyance, execution or amendment shall not adversely affect Tenant’s use and enjoyment of the Premises and the Common Areas as provided for in this Lease, increase Tenant’s obligations or Landlord’s rights, or decrease Tenant’s rights or Landlord’s obligations, under this Lease by more than a de minimis extent. Tenant expressly understands that Landlord may divide the Land and that the redefined Land subject to this Lease may be the area of the Building (provided that the Common Areas are still available for Tenant’s use). This Section 2.2 shall be self-operative and no further instrument of modification of this Lease shall be required to effectuate such a modification, alteration, conveyance, execution or amendment. Notwithstanding the foregoing, Tenant, at its expense, shall execute and deliver promptly any agreement that Landlord may reasonably request in confirmation of any such modification, alteration, conveyance or execution.

Section 2.3 Tenant Access. Tenant shall have access to the Property twenty-four (24) hours a day, three hundred sixty-five (365) days a year.

ARTICLE 3

Term

Section 3.1 Primary Term. The Primary Term shall be for a period beginning on the Commencement Date and ending on the Lease Expiration Date, or such earlier date as hereinafter provided.

Section 3.2 Extension Term.

(a) Tenant shall have the right, at its option, to extend the Term of this Lease with respect to all, and only all, of the Premises for two (2) additional terms of five (5) years each, (each, an “Extension Term”). The Extension Term shall commence on the day after the expiration of the Primary Term or the first Extension Term, as the case may be, and shall expire on the day prior to the fifth (5th) anniversary of such commencement date. Each option to extend the Term of this Lease as described above shall be exercisable by Tenant giving notice to Landlord (the “Extension Notice”) not less than twelve (12) months prior to the applicable Expiration Date. TIME SHALL BE OF THE ESSENCE with respect to the date of exercising the option, any principle of law to the contrary notwithstanding. Except for the Fixed Rent and the obligation of Landlord to perform Landlord’s Work and to give a Tenant Improvement Allowance, the terms and conditions of this Lease shall apply to each Extension Term with the same force and effect as if the Extension Term had originally been included in the Primary Term of this Lease. All Rent shall commence on the first day of the applicable Extension Term. The right of Tenant to each Extension Term shall be conditioned upon the following: (i) no Event of Default shall have occurred and remain uncured (A) as of the date on which the Extension Notice has been delivered, and (B) on the applicable Expiration Date; (ii) this Lease shall be in full force and effect as of the applicable Expiration Date; and (iii) the named Tenant shall not have assigned this Lease, or, at any time during the Primary Term or the first Extension Term, if applicable, subleased in the aggregate more than 50% of the Premises, except for subleases or assignments to Affiliates or Successors.

(b) During each Extension Term, the Fixed Rent for the first Lease Year shall be the greater of (i) 95% of the fair rental value of the Premises as of the date that is six (6) months prior to the commencement of such Extension Term; and (ii) the Fixed Rent payable hereunder during (x) the last Lease Year of the Primary Term, in the case of the first Extension Term, or (y) the last Lease Year of the first Extension Term, in the case of the second Extension

Term (the “Fair Rental Value”), taking into account all relevant factors including, without limitation, all current marketplace concessions and current renewal rents for comparable space in Comparable Buildings, the Annual Increase (as defined below) and the lack of tenant improvement allowances and brokerage commissions. The Fixed Rent shall increase for each subsequent Lease Year of the applicable Extension Term by one and one half percent (1.5%) (the “Annual Increase”). In the event that the parties have not agreed upon the Fair Rental Value of the Premises prior to the date that is six (6) months before the commencement of the applicable Extension Term, the Fair Rental Value shall be determined by arbitration in Stamford, Connecticut before a single Appraiser as follows:

(i) Either of Landlord or Tenant shall initiate the arbitration process by giving notice to that effect to the other on or after the date that is six (6) months before the commencement of the applicable Extension Term, which notice shall include the name and address of the Appraiser proposed by the party giving such notice. Within ten (10) days after the giving of such notice, the party to whom such notice was given shall give notice to the other party either accepting the proposed Appraiser or disputing the proposed Appraiser and requesting the American Arbitration Association (or any successor organization) (the “AAA”) to appoint an impartial Appraiser on the parties’ behalf, and both parties shall be bound by any such appointment. If the AAA fails to so appoint an impartial Appraiser, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The Appraiser shall subscribe and swear to an oath to determine, fairly and impartially, such dispute.

(ii) Within seven (7) Business Days after the appointment of the Appraiser, each of Landlord and Tenant shall submit to the Appraiser, with a copy to the other party, its final determination of the Fair Rental Value (each, a “Final Determination”), together with all supporting materials that it desires to have considered by the Appraiser in rendering its determination. If either party shall fail to timely to submit a Final Determination, then the Final Determination of the other party shall be deemed to be the Fair Rental Value. Within seven (7) Business Days after the date that both parties have submitted their respective Final Determination, each of Landlord and Tenant shall thereafter have the right, but not the obligation, to submit rebuttal documentation addressed to the Final Determination of the other party

(iii) There shall be no discovery in the arbitration.

(iv) The Appraiser shall make a determination of Fair Rental Value by selecting either the amount set forth in Landlord’s Final Determination or the amount set forth in Tenant’s Final Determination, whichever the Appraiser determines is closer to the Fair Rental Value of the Premises. The Appraiser may not select any other amount as the Fair Rental Value. The fees and expenses of any arbitration pursuant to this subsection 3.2(b) shall be borne by the Landlord and Tenant equally, but each of Landlord and Tenant shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease. After a determination has been made of the Fair Rental Value, each of Landlord and Tenant shall execute and deliver an instrument setting forth the Fair Rental Value, but the failure to so execute and deliver any such instrument shall not affect the determination of the Fair Rental Value.

(c) The determination of the Appraiser shall be binding upon each of Landlord and Tenant and may be entered in any court of competent jurisdiction.

(d) If the determination of the Fair Rental Value shall not be made on or before the first day of the applicable Extension Term, then, pending such determination, Tenant shall pay, as Fixed Rent for the Extension Term, the average of Landlord’s Final Determination and Tenant’s Final Determination. Within thirty (30) days after the determination of the Fair Rental Value, an adjustment required to correct the amounts previously paid on account thereof shall be made by the appropriate party.

ARTICLE 4

Rent

Section 4.1 Fixed and Additional Rent. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord may designate, the following:

(a) Annual fixed rent (the “Fixed Rent”) payable in equal monthly installments, in advance on the first day of each and every calendar month during the Term, commencing on the Rent Commencement Date (provided, that if the Rent Commencement Date is not the first day of a month, then the Fixed Rent for the month in which the Rent Commencement Date occurs shall be prorated and paid on the Rent Commencement Date), as follows:

Lease Year	Fixed Rent	Monthly Installments

1	$756,800.00	$63,066.67
2	$768,152.00	$64,012.67
3	$779,674.28	$64,972.86
4	$791,369.39	$65,947.45
5	$803,239.94	$66,936.66
6	$815,288.53	$67,940.71
7	$827,517.86	$68,959.82
8	$839,930.63	$69,994.22
9	$852,529.59	$71,044.13
10	$865,317.53	$72,109.79
11	$878,297.30	$73,191.44
12	$891,471.76	$74,289.31

(b) Each item of Additional Rent shall be due thirty (30) days after receipt by Tenant of a bill therefor together with reasonable backup documentation thereof; provided, periodic Additional Rent pursuant to Section 6.1 shall be payable in accordance with said

Section. No Additional Rent in respect of Taxes and Operating Expenses shall be payable prior to the Additional Rent Commencement Date, and from and after the Additional Rent Commencement Date such items shall be payable with respect to the period commencing from and after the Additional Rent Commencement Date. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Fixed Rent.

Section 4.2 Late Charge. If Landlord or Tenant shall fail to pay to the other any amount, when the same is due and payable, such unpaid amounts shall bear interest from the date which is five (5) days following the due date thereof to the date of payment at the Default Rate.

Section 4.3 No Set-Offs. There shall be no abatement of, deduction from, counterclaim or set off against Rent, except as otherwise specifically provided in this Lease.

ARTICLE 5

Use

Section 5.1 Use. Tenant shall use and occupy the Premises for executive, general and administrative offices by Tenant, its Affiliates and Successors and its permitted subtenants, and for ancillary uses thereto that comply with Applicable Laws, and for no other purpose. Notwithstanding anything to the contrary herein, Landlord represents that use of the Premises for any of the purposes described in the first sentence of this Section 5.1 shall not violate the REA.

Section 5.2 Restrictions On Use. Tenant shall not use or occupy, or suffer or permit the Premises or any part thereof to be used in any manner, or suffer or permit anything to be done therein or brought into or kept therein, which would in any way: (a) violate any Applicable Laws; (b) make void or voidable any insurance policy then in force with respect to the Building or the Property including, without limitation, any protective safeguards endorsement or sprinkler credit (provided, that mere executive, general and administrative office use will not be deemed to have made void or voidable any such policy); (c) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of a Mortgage or Superior Lease, if any (provided, that mere executive, general and administrative office use will not be deemed to have made unobtainable any such policy); (d) cause, or be likely to cause, physical damage to the Property or any portion of the Property (other than reasonable wear and tear or as part of Tenant Improvements or Alterations approved by Landlord in accordance with provisions of Article 9 and Article 22); (e) constitute a public or private nuisance; (f) materially or unreasonably impair the appearance or reputation of the Building or materially increase the risk of environmental damage at the Property; (g) result in the Premises being classified as an establishment under the Connecticut Transfer Act, Conn. Gen. Stats. §22a-134 et seq.; (h) impair or interfere beyond a de minimis amount with any of the Building’s services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises or occasion material or unreasonable discomfort, annoyance of inconvenience to Landlord or other occupants of the Park. In addition, Tenant shall not use or occupy, or suffer or permit the Premises or any part thereof to be used as any of the following: (i) gourmet or general food market, (ii) supermarket, (iii) convenience store (other than as an ancillary part of a hotel or office building), (iv) grocery store, (v) a deli, or any other use or occupancy for the sale to the general public of fresh or frozen meat or fish, fresh or frozen poultry, fresh or frozen produce or dairy products, fruits, vegetables, bakery goods, cheese and lunch meats sold by weight or in bulk form or any combination thereof, (vi) (vi) a store selling any furniture and/or home décor items (provided, the sale of art work is not a Restricted Use), (vii) a bank or credit union, or provision of services of an automated teller machine (ATM) or similar electronic banking facility, (vii) a location for dry cleaning, laundry or tailor services, including a pick-up and drop-off location for dry cleaning and laundry services, (viii) a store selling as its primary business (defined to mean more than ten percent (10%) of gross sales) of blended juice products, frozen yogurt, wheatgrass products and juice freshly squeezed on premises, (ix) a veterinary clinic, boarding/lodging of animals or pet shop, or (x) a regional or national tenant which has as a significant portion of its business the sale of submarine-style sandwiches. The provisions of this Section 5.2, and the application hereof, shall not be deemed to be limited in any way to or by any other provisions of this Lease or any of the Rules and Regulations (provided, that mere executive, general and administrative office use will not be deemed to violate this Section 5.2).

Section 5.3 Certificate of Occupancy. Tenant shall not at any time use or occupy, or suffer or permit the use or occupancy of, the Premises in violation of the certificate of occupancy or temporary certificate of occupancy issued for the Premises or the Building or the applicable zoning ordinances of the City of Stamford, and if any governmental authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are being used for a purpose that violates such certificate of occupancy, then Tenant shall promptly discontinue such use or occupancy, or such sufferance of such use or occupancy, of the Premises provided, however, that Landlord represents that Tenant’s use of the Premises as provided in Section 5.1 hereof is within uses expected in the Certificate of Occupancy and Landlord will not seek to limit the Certificate of Occupancy or preclude any use as described in Section 5.1.

Section 5.4 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by Applicable Laws. If Tenant wishes to place any Alterations in the Premises that exceed such floor load and therefore require structural reinforcement to the Premises, then Tenant shall install structural reinforcement in accordance with the provisions of Article 9.

Section 5.5 Signage. Tenant may, subject to Landlord’s approval of plans and specifications therefor, place signs on, or visible from the exterior of, the Building; Landlord’s approval shall not be required for any sign not visible from outside the Building. Tenant shall not have any right to signage on the Property other than the signage described in this Section 5.5 without Landlord’s prior approval, which approval may be withheld in Landlord’s sole discretion. All signage described in this Section 5.5 shall comply with Applicable Laws.

ARTICLE 6

Operating Expenses

Section 6.1 Payments.

(a) In addition to Fixed Rent, commencing on the Additional Rent Commencement Date, Tenant shall be liable for the payment of Tenant’s Proportionate Share of the Operating Expenses, as hereinafter defined. Tenant’s Proportionate Share of the Operating Expenses as of the Commencement Date shall be estimated at the rate of $11.32 per rentable square foot of the Premises (resulting in an anticipated annual sum of payable by Tenant of $199,232.00 (i.e., the total rentable square footage of the Premises (17,600) multiplied by $11.32), and a monthly payment of $16,602.67 per month until Landlord notifies Tenant of Tenant’s new estimated payment as hereinafter provided. Any provision of this Lease to the contrary notwithstanding, Tenant shall have no liability for, or obligation to pay, any share of Operating Expenses until, or relating to any period preceding, the Additional Rent Commencement Date.

(b) On or prior to January 1 of each calendar year during the Term, Landlord shall notify Tenant of the projected Operating Expenses for such upcoming calendar year and of Tenant’s new estimated monthly payment, determined by Landlord in its reasonable discretion; provided, however, that if Landlord fails to provide such an estimate, Landlord shall not be in default hereunder and Tenant shall continue to pay Tenant’s Proportionate Share of estimated Operating Expenses based on the latest estimate furnished to Tenant. All monthly installments of Tenant’s Proportionate Share of the estimated Operating Expenses thereafter due during such calendar year shall be increased or decreased, as the case may be, to reflect one-twelfth (1/12) of the annual amount of the new estimate until a new adjustment becomes effective. In addition, if there is a change in the information on which Landlord based the estimate upon which Tenant is then making its payment of Tenant’s Proportionate Share of the estimated Operating Expenses so that such estimate is no longer accurate, Landlord shall be permitted (but not more than once per Lease Year) to revise such Tenant’s Proportionate Share of the estimated Operating Expenses by notice to Tenant (with reasonable back-up information to support the change), and upon the giving of such notice by Landlord, all monthly installments thereafter due during such calendar year shall be further adjusted to reflect such increase or decrease; provided that the first payment from Tenant to Landlord of such increase shall not be due until thirty (30) days after Tenant has received such notice from Landlord.

Section 6.2 Landlord’s Statement.

(a) Within one hundred fifty (150) days after the end of each calendar year during the Term, Landlord shall furnish Tenant with a statement reflecting the actual Operating Expenses for the prior calendar year (“Landlord’s Statement”). Upon receipt of such statement, Tenant may request, and Landlord shall within thirty (30) days provide, reasonable back-up documentation for same. If Tenant’s Proportionate Share of actual Operating

Expenses for any prior calendar year shall be greater (resulting in a deficiency) or shall be less (resulting in an excess), than the estimated amount actually paid by Tenant during such calendar year, then: (i) Tenant shall, in case of such a deficiency, pay to Landlord as Additional Rent for such calendar year the amount of the difference, in a lump sum on the later of (x) the due date of the next succeeding monthly installment of Fixed Rent after the date of notice to Tenant or (y) 30 days after such notice of deficiency; or (ii) in case of such an excess, Landlord shall credit to Tenant the amount of the difference against the next due payments of Additional Rent, or in the case of the expiration of the Lease, Landlord shall remit Tenant such difference within thirty (30) days. Any adjustment for the final year of the Term shall survive the expiration thereof. If Landlord shall fail to deliver a Landlord’s Statement for any year (including the final year of the term of this Lease), Tenant may initiate, and the parties shall join in, an arbitration pursuant to Section 3.2 hereof to obtain disclosure of the information that would have been provided if Landlord had sent its Landlord’s Statement. Once Tenant has obtained such information in the arbitration, all of Tenant’s rights set forth in the balance of this Section 6.2 shall be applicable.

(b) Landlord shall render to Tenant Landlord’s Statement at any time during or after the Term (but in no event later than two (2) years after the last day of the calendar year to which such Landlord’s Statement relates), and Landlord’s failure to so render Landlord’s Statement with respect to any calendar year, or Landlord’s delay in so rendering Landlord’s Statement beyond the date specified in this subsection 6.2(b), shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to any subsequent year. The obligations of Landlord and Tenant under the provisions of this Article shall survive the expiration or earlier termination of the Term.

(c) Each Landlord’s Statement shall be conclusive and binding upon Tenant unless, within three (3) months after receipt of such Landlord’s Statement, Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying in reasonable detail the respects in which Landlord’s Statement is claimed to be incorrect, but reserving the right to challenge any additional items that may arise during the course of any audit. Tenant’s dispute as to the correctness of Landlord’s Statement may include, without limitation, a dispute as to Landlord’s determination of the appropriate Tenant’s Proportionate Share in respect to the allocated costs of services among users of such services within the Park. Pending the determination of such dispute Tenant shall pay Tenant’s Proportionate Share of the Operating Expenses in accordance with the applicable Landlord’s Statement within twenty (20) days after receipt of such Landlord’s Statement, and such payments shall be without prejudice to Tenant’s position. Tenant (and its consultants) may, upon reasonable prior notice to Landlord, inspect the records of the material reflected on any Landlord’s Statement during the three (3) month period and make copies thereof. Tenant shall maintain the results of any such inspection on a confidential basis except that Tenant may disclose such results to its accountants, attorneys, and other advisors (provided that they agree to maintain the results of any such inspections on a confidential basis), and shall disclose such results to the extent necessary or desirable in any proceeding or otherwise as required by Applicable Laws. Such inspection may be done only by Tenant’s employees or contractors on a time basis, as distinguished from a contingent fee basis.

(d) Tenant, on or prior to the last day of the three (3) month period described in subsection 6.2(c) above, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of Tenant’s Proportionate Share of the actual Operating Expenses that Tenant claims is due (subject to increase in the amount of said challenge). Landlord and Tenant shall attempt to settle such disagreement. If they are unable to do so within thirty (30) days following delivery of a Tenant’s Statement, then either party may notify the other that such disagreement shall be determined by a CPA in accordance with this subsection 6.2(d), and promptly thereafter Landlord and Tenant shall jointly designate a certified public accountant (the “CPA”) whose determination made in accordance with this subsection 6.2(d) shall be binding upon the parties. The CPA shall be a member of an independent certified public accounting firm having at least twenty accounting professionals and shall have at least ten (10) years immediately preceding experience performing accounting services for landlords and tenants relating to operating expenses for Comparable Buildings. If Landlord and Tenant shall be unable to agree upon the designation of the CPA within 15 days after receipt of notice from the other party requesting agreement as to the designation of the CPA, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice, then either party shall have the right to request the AAA to designate the CPA. Any determination made by the CPA shall not exceed the amount determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement (as Tenant’s Statement may be amended by Tenant prior to submission to the CPA based upon Tenant’s review of Landlord’s records), and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination the CPA shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. If it shall be determined (by agreement or arbitration) that Landlord overcharged Tenant for its Proportionate Share of the actual Operating Expenses, then Landlord shall credit to Tenant the amount of the difference against the next due payments of Additional Rent, or in the case of the expiration of the Lease, Landlord shall remit Tenant such overpayment within thirty (30) days. In addition, if it shall be determined (by agreement or arbitration) that Landlord overcharged Tenant by five percent (5%) or more of the charges referenced on Landlord’s Statement, but in no case less than $5,000, then Landlord shall be responsible for the fees and expenses of the CPA, and Landlord shall reimburse Tenant, within thirty (30) days thereafter, for all third party fees and expenses incurred by Tenant in connection with its audit of Operating Expenses and such arbitration proceeding and such interest. If it shall be determined that Landlord did not overcharge Tenant to the degree as aforesaid, then Tenant shall be responsible for the fees and expenses of the CPA, and Tenant shall reimburse Landlord, within thirty (30) days thereafter, for all third party fees and expenses incurred by Landlord in connection with Tenant’s audit of the Operating Expenses and such arbitration proceeding.

Section 6.3 Operating Expenses.

(a) The term “Operating Expenses” shall mean any and all reasonable, out-of-pocket expenses paid or incurred by Landlord (computed on an accrual basis or modified cash basis so long as same is consistently applied) for the operation of the Property, net of any discounts, including, without limitation (but without duplication):

(i) wages and salaries of all necessary employees up to the level of Building manager, including clerical personnel, engaged in the physical operation and maintenance of the Property and other improvements appurtenant thereto, including Employer’s Social Security Taxes, and any other taxes that may be levied on such wages and salaries, and any and all fringe benefits provided for such employees (collectively, “Wages”); provided, however, that if any such employees are not engaged exclusively in the physical operation and maintenance of the Property, then the Wages of or for such employees shall be included in Operating Expenses on an allocated basis as reasonably determined by Landlord;

(ii) all supplies and material used in the operation and maintenance of the Property; provided, that if and to the extent any of the foregoing are used at or with respect to any other property, then the cost thereof shall only be included in Operating Expenses in the same proportion that such use at or with respect to the Property reasonably bears to the aggregate use thereof at all properties;

(iii) the cost of all utilities supplied to the Property (except to the extent such costs are directly billed to Tenant);

(iv) the costs of maintaining, repairing, snow plowing, lining and lighting all appurtenant parking, sidewalk and ingress areas, including traffic controls, and the planting, mowing and maintaining of all planted areas within or appurtenant to the Property;

(v) the allocable costs of all maintenance and service agreements on equipment used in the operation and maintenance of the Property;

(vi) insurance premiums for the Property;

(vii) the costs of repairs, cleaning and maintenance of the Property and appurtenances thereto but excluding any costs for which Landlord is reimbursed;

(viii) any capital expenses (including any charges and assessments under the REA) which (A) result in a reasonable cost savings reduction of any item of Operating Expenses, as for example, a labor-saving improvement, or (B) are required by Applicable Laws that first become effective on or after the Substantial Completion Date, then the annual amortization (calculated on a straight-line basis over the useful life of the capital item in question, as determined by generally accepted accounting principles consistently applied (“GAAP”)), with interest at the rate of eight percent (8%) per annum on the unamortized cost of such capital item, may be included in Operating Expenses;

(ix) Taxes, provided, however, that if, as an economic incentive to Tenant, any reduction in the Property Taxes assessed against the Property is granted by a governmental agency (including, without limitation, the Stamford Enterprise Zone Real Estate Tax Incentives) the credit for such reduction shall be fully applied against Tenant’s liability for Operating Expenses hereunder and Landlord shall not receive the benefit thereof, it being acknowledged that Tenant shall not seek and shall not accept any such reduction in Property Taxes as set forth in Section 35.1(n);

(x) management fees pertaining to operation of the Property (not to exceed three percent (3%) of the aggregate Rent);

(xi) all charges and assessments under the REA (other than initial construction costs), if applicable, allocable to the Property but excluding capital expenses of any kind charged under the REA or charges under the REA for restoration of damage by casualty to the extent that insurance proceeds are not received therefor or insurance proceeds would have been received if Landlord maintained the insurance expressly required under this Lease. For avoidance of doubt, the parties agree that any expense associated with the REA which would be an Operating Expense if it were incurred with respect to the Building shall be a permitted Operating Expense allocable to the Property, and any expense associated with the REA which would not be an Operating Expense if it were incurred with respect to the Building shall not be a permitted Operating Expense allocable to the Property; and

(xii) costs of investigation and monitoring of Hazardous Materials after the Substantial Completion Date (but excluding remediation which shall be governed by Article 24).

(b) Anything herein to the contrary notwithstanding, there shall be excluded from Operating Expenses the following:

(i) debt service on mortgages, deeds of trust or other monetary encumbrances upon the Property or any part thereof or costs associated with conveyancing;

(ii) any cost or expense (x) for which Landlord is compensated (or could reasonably claim compensation) through insurance or condemnation awards or would have been compensated if Landlord maintained the insurance expressly required under this Lease or is otherwise compensated by any tenant (including Tenant) of the Property, or (y) which exceeds commercially reasonable deductibles;

(iii) any fee or expenditure paid to any Person which shall be an Affiliate (as hereinafter defined) of Landlord, in each case in excess of the amount which would be paid in the absence of such relationship;

(iv) the cost of electricity furnished directly to Tenant;

(v) the cost of any item, utility or service for which Tenant separately reimburses Landlord or pays the cost thereof directly to third parties;

(vi) costs of investigating, monitoring, removing and remediating any environmental contamination, including Hazardous Materials, and all costs of defending, challenging and complying with any governmental orders requiring the remediation of any environmental contamination, including any Hazardous Materials;

(vii) depreciation, interest payments and amortization except as specified in subsection 6.3(a)(viii) or rent under leases which represents capital items otherwise excluded under Section 6.3(b)(xi);

(viii) rent paid under Superior Leases (other than in the nature of rent consisting of taxes or operating expenses or other “pass-through” escalations);

(ix) Landlord’s general corporate (e.g., costs relating to Landlord’s parent’s operations generally (including properties other than the Property)) and general overhead expenses and administrative costs, to the extent same are not directly related to the operation of the Property, including wages, salaries and benefits except as provided in Section 6.3(a)(i);

(x) any capital expenses relating to the Building or the Park other than those described in subsection 6.3(a)(viii) herein;

(xi) repairs due to design errors/omissions and/or faulty construction in connection with Landlord’s Work, or other improvements within one year from Tenant’s occupancy at the Premises, subject always to subsection 6.3(b)(x) above;

(xii) costs, fines, interest or penalties incurred to cure violations of Applicable Laws or because Landlord violated any Applicable Laws or due to the late payment of any Operating Expense, Taxes or charge under the REA;

(xiii) costs incurred because Landlord violated any contract affecting the Property;

(xiv) legal fees, costs and disbursements based upon or resulting from Landlord’s negligence or other tortious conduct, relating to the defense of Landlord’s title to or interest in the Property, or relating to the negotiation and preparation of tenant leases and related documents (including this Lease) or relating to any financing, loans or bonds relating to the Property or the Park or the construction or capital improvement of the infrastructure or components or elements thereof;

(xv) costs incurred by Landlord to the extent that Landlord is reimbursed by governmental agencies or entities;

(xvi) sums excluded from the definition of Taxes;

(xvii) costs relating to withdrawal liability on unfunded pension obligations;

(xviii) reserves, bad debt losses, political and charitable contributions and unlawful payments to third parties;

(xix) costs and expenses incurred by Landlord in connection with the sale or transfer of the Property;

(xx) any charges and assessments under the REA, if applicable, allocable to the Property and relating to the initial installation or construction or redevelopment thereof; any charges and assessments under the REA arising from fines imposed on Landlord for failure timely to construct the Building or any other building in the Park and from costs incurred to repurchase any Unit (as defined in the REA); any charges and assessments under the REA resulting from Landlord’s liability under the general indemnity provision of the REA (except if and to the extent that such liability is incurred by Landlord as a result of the acts of Tenant or any Tenant Party); and any charges and assessments under the REA resulting from fees imposed on the sale of the Building or any other building in the Park owned by Landlord.

(xxi) costs relating to the initial construction, expansion or redevelopment of the Park; and

(xxii) repairs necessitated by any construction in the Park or costs or expenses arising from correcting defects or inadequacies in the construction of any portion of the Park to the extent covered by warranties or guaranties.

Section 6.4 Adjustments. Operating Expenses for the calendar year in which the Term shall begin as well as for the calendar year in which this Lease shall expire shall be apportioned, so that Tenant shall pay for only those portions of each such calendar year as are within the Term.

Section 6.5 Taxes on Tenant’s Property. Tenant shall be solely responsible for the payment of any Taxes pertaining to Tenant’s Property.

ARTICLE 7

Insurance

Section 7.1 Prohibited Acts; Compliance.

(a) Tenant shall not do anything, or suffer or permit anything to be done in or about the Property which shall (i) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises; (ii) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein or cause the noncompliance of the Property with the provisions of any insurance policy including, without limitation, any protective safeguards endorsement; or (iii) be prohibited by any license or other permit required or obtained pursuant to this Lease, including the certificate of occupancy for the Building.

(b) Tenant, at its expense, shall comply with all rules, regulations or requirements of the applicable Board of Fire Underwriters and the applicable Fire Insurance Rating Organization or any similar body, provided that such compliance does not require structural changes to the Premises unless such changes are necessitated or occasioned by Tenant’s particular manner of use or occupancy of or Tenant’s Alterations to the Premises. Landlord shall comply with all such rules, regulations and requirements applicable to the Park.

Section 7.2 Rate Increases. If by reason of any act, omission or negligence on the part of Tenant, the rate of fire insurance and related coverage on the Property or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, within thirty (30) days after demand therefor together with reasonable backup documentation, for that part of the premiums for fire insurance and extended coverage paid by Landlord due to such act, omission or negligence on the part of Tenant.

Section 7.3 Tenant’s Insurance Requirements.

(a) From and after the Commencement Date, and during the Term, Tenant shall, at its expense, secure and maintain general liability insurance written on a so-called “comprehensive” general liability form with combined single limit coverage (for personal injury, property damage or death arising out of any one (1) occurrence) in minimum limits of $1,000,000 per occurrence, including excess liability coverage, of at least $5,000,000 umbrella coverage, naming Landlord, Mortgagee of which Tenant has been advised and Landlord’s designees as additional insureds under the policy. Tenant shall deliver to Landlord duplicate certificates of such insurance prior to taking occupancy of the Premises and shall deliver new certificates at least ten (10) days prior to the expiration of the existing coverage. Such certificates shall provide that in the event of termination or material change in coverage, Landlord shall be given thirty (30) days’ advance notice in writing sent by certified mail to the notice address of Landlord under Section 34.1 herein. Such insurance shall insure Tenant’s contractual liability hereunder and shall contain a waiver of the insurer’s right of subrogation against Landlord. Said coverage limit shall be increased if, in Landlord’s reasonable judgment, increased limits are required to protect Landlord and Tenant against claims covered thereby, but not more often than every three (3) years provided such other insurance may be obtained at commercially reasonable rates. If Tenant shall voluntarily carry any liability insurance in an amount greater than required hereunder, such insurance shall comply with the requirements of this Section.

(b) Tenant shall maintain “special cause of loss property form” insurance covering the Premises and Tenant’s Property within the Premises, with replacement value coverage.

(c) Tenant shall obtain such other insurance in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against, or resulting from a change in local practice in the case of construction or alteration of buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy provided such other insurance may be obtained at commercially reasonable rates. When payment is made on any policy including a deductible, Tenant shall pay such deductible amount to the payee of the insurance proceeds at the time the proceeds are paid.

(d) All insurance required to be maintained by Tenant under this Section and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of Connecticut and having Standard & Poor’s Corporation claims paying ability rating of at least “A” and shall be satisfactory to Landlord and Mortgagee. In the event that Tenant’s insurance company’s Standard & Poor’s Corporation claims paying ability rating falls below an “A” rating, unless Landlord and Mortgagee consent to an insurance company with a lower rating, Tenant shall diligently, and in all events within not more than 180 days after becoming aware of the insurance company’s downgrade, acquire all insurance required to be maintained by Tenant hereunder from a new insurance company having Standard & Poor’s Corporation claims paying ability rating of at least “A”; provided however, that at no time shall Tenant permit any insurance policy to lapse. Deductible amounts in excess of $250,000 for insurance required by subsection (a) above shall be subject to Landlord’s and Mortgagee’s prior written approval (such approval, in the case of Landlord, not to be unreasonably withheld, delayed or conditioned). In the event payment is made on any policy where a deductible amount is in effect, Tenant shall pay such deductible amount to the recipient of the insurance proceeds at the time such insurance proceeds are paid to such recipient. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days prior written notice to Landlord and Mortgagee and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and Mortgagee and such period of thirty (30) days shall have expired. All property and casualty insurance shall list Landlord and (so long as Tenant shall have been provided the name and other relevant information) Mortgagee as additional insureds and as “loss payees”, and all other insurance under this Section to be maintained by Tenant shall name Landlord and the Mortgagee as additional insureds. All insurance shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver a certificate thereof (Accord 27 form) to Landlord for retention by Landlord or the Mortgagee. Landlord and/or Mortgagee, shall have the right, upon reasonable notice to Tenant, to inspect, review and make copies of all insurance policies required to be maintained by Tenant at such location where Tenant keeps said policies.

(e) Landlord acknowledges and agrees that, provided Landlord receives, upon written request to Tenant, endorsements to all policies required to be maintained by Tenant hereunder, Tenant’s compliance with this Section 7.3 shall satisfy any insurance requirement that may be sought to be imposed upon Tenant.

Section 7.4 Waiver of Subrogation.

(a) Landlord and Tenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Property and contents thereon or therein, to the extent of net insurance proceeds actually received by the releasing party, whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party, or any of its respective partners, agents, invitees, contractors or employees, or any agents, invitees, contractors or employees of any partner or member of Landlord. Each party shall look first to the proceeds of its respective property insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction.

(b) Landlord and Tenant shall diligently attempt to cause their respective insurers to issue appropriate waiver of subrogation endorsements to all policies and insurance carried in connection with the Property or the contents of either of them. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant shall look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any claim relating to any matter covered by this Lease.

Section 7.5 Landlord’s Insurance Obligations. Landlord, at its cost and expense, shall obtain and maintain in effect as long as this Lease remains in effect, insurance policies providing at least the following coverages:

(a) general liability insurance, in occurrence form, insuring Landlord against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property, occasioned by or arising out of or in connection with the ownership or management of the Property, and including contractual liability coverage for Landlord’s indemnity obligations under this Lease (other than those contained in Article 24 hereof), to afford protection with a minimum combined single limit of liability of at least $10,000,000, including excess liability coverage;

(b) standard all-risk property and casualty insurance, insuring the Building and all other improvements on the Land against those risks normally encompassed in an all-risk policy, as well as such other risks as a reasonably prudent owner of similar commercial buildings in the locality where the Building is located would normally insure against, such insurance to provide for the payment of full replacement cost in the event of a total destruction of the Building and other improvements; and

(c) worker’s compensation and similar insurance offering statutory coverage and containing statutory limits and employer’s liability insurance in form and amount deemed reasonable by Landlord in the exercise of its prudent business judgment.

(d) Landlord shall obtain such other insurance in such commercially reasonable amounts as may from time to time be reasonably required against other insurable hazards which at the time are commonly insured against, or resulting from a change in local practice in the case of construction or alteration of buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy.

ARTICLE 8

Compliance with Laws

Section 8.1 Tenant’s Compliance Obligations. Throughout the Term, Tenant shall, with respect to Tenant’s use, occupancy and maintenance of the Building and Premises (other than required physical modifications to the Base Building Systems and Structural Elements of the Building, which are Landlord’s obligations under Section 8.3), promptly comply in all material respects and cause the Premises to comply in all material respects with or remove or cure any violation of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Notwithstanding the foregoing, the provisions of Section 24.1(a) and Section 24.2(a) shall govern the respective obligations of the parties with respect to Environmental Laws and the presence of Hazardous Materials on the Property. Tenant, at its sole cost and expense, shall comply in all material respects with all agreements, contracts, easements, restrictions, reservations or covenants, if any, presently encumbering the Premises, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant, and with the REA, if applicable. Tenant shall also comply in all material respects with, observe and perform in all material respects all provisions and requirements of all policies of insurance maintained by Tenant with respect to the Premises under the terms of Article 7 and shall comply in all material respects with all development permits issued by governmental authorities issued in connection with Tenant Improvements and Alterations. The laws, ordinances, rules, regulations and requirements referred to in this Section are collectively referred to as “Applicable Laws”.

Section 8.2 Permitted Contests. Tenant shall not be required to (a) comply with any Applicable Law, or (b) discontinue a particular use permitted hereunder, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the sale, forfeiture or loss of the Premises, or any part thereof, by foreclosure or otherwise, or the Rent, or any portion thereof; (ii) any interference with the use or occupancy of the Premises or any part thereof; and (iii) any interference with the payment of Rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged any assessment, levy, fee, rent or charge thereby being contested. Each such contest shall be promptly prosecuted by Tenant to a final conclusion. Tenant shall pay, and save Landlord and the Mortgagee harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge (or cause to be paid and discharged) the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required hereunder, or to perform any act which Tenant is not otherwise required to perform hereunder. No such contest by Tenant may subject Landlord or the Mortgagee to the imminent risk of any civil or criminal liability. Tenant shall either complete the contest prior to the date of termination of this Lease, or, if continuing thereafter, supply Landlord with a bond or other form of security reasonably acceptable to Landlord to secure any contested amount together with any interest and costs, including without limitation reasonable attorneys’ fees and expenses, that may be incurred in the final settlement, compromise or determination of such contest. Tenant’s obligations under this Section 8.2 shall survive the expiration or earlier termination of this Lease.

Section 8.3 Landlord’s Compliance Obligations. Landlord, at its expense, shall cause the Property to comply with the Environmental Laws in accordance with Section 24.1(a), and Landlord shall cause any ongoing remediation and/or monitoring program as referred to in Section 24.1(a) to be diligently performed to completion. Landlord, at its expense (but without affecting Landlord’s right to recoupment in accordance with Article 6), shall comply with all Applicable Laws, the Permitted Encumbrances and insurance requirements applicable to (a) Landlord, as landlord or owner of the Property, and (b) the Base Building Systems, the Common Areas and the Park (to the extent affecting the Property), and (c) those requiring physical modification or other Alterations to the Structural Elements of the Building, subject to Landlord’s right to contest the applicability or legality thereof; provided, however, that if any such compliance shall be required because of the negligence or willful act of Tenant or any of the Tenant Parties or any Tenant Improvements or Alterations made by Tenant, Landlord shall comply with same at Tenant’s reasonable expense, payable as Additional Rent.

ARTICLE 9

Alterations and Improvements

Section 9.1 Restrictions.

(a) Except as hereinafter provided, Tenant shall make no Alterations in or to the Premises of any nature without Landlord’s prior written consent. Subject to the provisions of this Article, Tenant, at its expense and without Landlord’s prior consent, may make Alterations which are non-structural in or to the interior of the Premises, provided that such Alterations (in each instance): (i) do not materially and adversely affect the Base Building, utility services or Base Building Systems; (ii) do not adversely affect the value or utility of the Building; (iii) do not affect the certificate of occupancy for the Building or the Premises; (iv) if applicable, comply with the requirements of the REA; (vi) comply with Applicable Laws; and (vii) cost less than $50,000 (provided, Landlord’s approval of IT wiring, painting, and furniture repair and installation shall not be required by reason of cost if Landlord’s approval would not otherwise be required).

(b) Except as hereinafter provided, all Alterations, whether temporary or permanent in character, made in or to the Premises by Tenant shall become part of the Premises and Landlord’s property. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section to be performed after such termination. Tenant shall not be required to remove any of Landlord’s Work completed pursuant to Section 22.1 herein, nor shall Tenant be required to remove any of the Tenant Improvements made pursuant to Article 22 herein or any subsequent Alterations pursuant to this Section, unless such Tenant Improvements or Alteration is a Nonstandard Improvement and Landlord shall have given notice to Tenant, at the time of approval of such Tenant Improvements or Alterations, as to which of such Tenant Improvements or Alterations shall be removed by Tenant at the expiration or earlier termination of this Lease.

(c) For all Alterations requiring Landlord’s consent, Tenant shall use contractors first reasonably approved in writing by Landlord, which approval may be withheld by Landlord in Landlord’s sole discretion. If Landlord fails to respond to a request for approval of a contractor within ten (10) days after submittal of such request by Tenant, Landlord’s consent shall be deemed given. At Tenant’s request, Landlord shall provide Tenant with a list of approved, independent contractors.

Section 9.2 Permits; Mechanic’s Liens. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates or copies of all such permits, approvals and certificates to Landlord. Tenant shall cause Tenant’s contractors and subcontractors to carry such workers’ compensation, general liability, personal and property damage insurance as Landlord may reasonably require. As permitted by law, Tenant shall obtain and deliver to Landlord written and unconditional waivers of mechanic’s, laborer’s or materialman’s liens upon the Property, for all work, labor and services performed to date and all materials furnished to date in connection with such work, signed by the general contractor or applicable subcontractors involved in such work. Notwithstanding the foregoing, if any mechanic’s, laborer’s or materialman’s lien is filed against the Property or any part thereof, for work claimed to have been done for, or materials furnished to, Tenant, Tenant within sixty (60) days after notice from Landlord to Tenant of the filing will cause it to be discharged by payment, deposit, bond, order of court of competent jurisdiction or otherwise, at Tenant’s expense. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the respective dates of Landlord’s making of the payments and incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days following written demand.

Section 9.3 Review of Tenant’s Plans.

(a) All Alterations proposed by Tenant and requiring Landlord’s consent shall be made at Tenant’s sole cost and expense as follows:

(i) Tenant shall submit to Landlord 100% complete and final plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s), shall comply with all Applicable Laws and the REA, shall not adversely affect the Structural Elements and shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises.

(ii) With respect to Alterations for which Landlord’s approval is required, within ten (10) Business Days after receipt of the final, complete plans and specifications therefor (which plans shall be accompanied with a notice stating in bold face all-capitals 12-point type “FAILURE OF LANDLORD TO DISAPPROVE THESE PLANS AND SPECIFICATIONS WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED APPROVAL”), Landlord shall notify Tenant in writing whether Landlord approves or disapproves such plans and specifications, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such ten (10) Business Day period, then Landlord shall be deemed to have approved such plans and specifications. Tenant may submit to Landlord revised plans and specifications for Landlord’s prior written approval, and within five (5) Business Days after receipt of the complete revised plans and specifications therefor, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such revised plans and specifications, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such five (5) Business Day period, then Landlord shall be deemed to have approved such revised plans and specifications. Landlord shall approve plans and specifications in accordance with the provisions of this Section 9.3(a)(ii) if (x) the work to be done would not, in Landlord’s reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (y) the work to be done shall be required by any Applicable Law. Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord to hire third-party licensed architect(s) and/or engineer(s) to review such plans and specifications and any revisions thereto (which costs shall not exceed $5,000.00 in the aggregate with respect to any Alteration for which Landlord’s approval is sought), which payment shall be due thirty (30) days after Landlord’s delivery of an invoice together with reasonable backup documentation therefor.

(iii) All material changes in the plans and specifications required to be approved by Landlord shall be subject to Landlord’s prior written approval (to be governed by the preceding provisions hereof), and changes not requiring Landlord’s approval shall be provided to Landlord prior to commencement of the construction described therein. For the purpose of this subsection a “material change” shall be one which (x) exceeds $25,000, and/or (y) adversely affects the Structural Elements, the roof or the Base Building Systems. If Tenant wishes to make a change in approved plans and specifications, Tenant shall have its architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord. For modifications requiring Landlord’s approval, Landlord shall notify Tenant in writing within five (5) Business Days whether Landlord approves or disapproves such change; and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. If Landlord fails to so notify Tenant within such five (5) Business Day period, then Landlord shall be deemed to have approved such change. Tenant may submit to Landlord revised plans and specifications for such change for Landlord’s written approval in accordance with the procedure for delivery of revised plans per (ii) above. After Landlord’s written approval or deemed approval of such change, such change shall become part of the plans and specifications approved or deemed approved by Landlord.

(iv) Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work, and shall comply with the REA, if applicable. Landlord agrees that, if Landlord or a Landlord’s Representative is involved in the administration of the REA, any approval or deemed approval of the work by Landlord shall include approval or deemed approval that the work is in compliance with the REA, if applicable. Tenant shall, through Tenant’s contractor, perform the work in a good and workmanlike manner in accordance with the plans and specifications prepared as set forth above. Tenant shall pay, as Additional Rent, the entire cost of all work performed by Landlord, if any, (including the cost of all utilities, permits, fees, taxes, and property, worker’s compensation and liability insurance premiums in connection therewith), required to make the Alterations; provided, however, Landlord shall advise Tenant of the estimate of such costs at the time Landlord approves the plans so that Tenant can determine whether or not to make such Alteration requiring such work by Landlord. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, whether or not Landlord had approved (or is deemed to have approved) the plans and specifications. Within 60 days after completion of any such work, Tenant shall deliver to Landlord one (1) set of as-built plans and a CAD drawing of the as-built plans if the work involves Base Building Systems or adds or modifies wall designs, and otherwise shall deliver to Landlord one (1) set of updated design drawings (marked to show changes) plus shop drawings.

(v) No Event of Default shall have occurred and be continuing prior to commencement of any such Alterations.

(b) All of Tenant’s Alterations shall be performed in a manner so as not to unreasonably interfere with other tenants, occupants or contractors, in the Park. At all times during the progress of Alterations, Tenant shall permit Landlord, its architect and other representatives of Landlord access to the Premises in accordance with the provisions of Section 25.3 for the purpose of inspecting same, verifying substantial conformance of Alterations with Tenant’s Plans and otherwise viewing the progress of Tenant’s work.

(c) The provisions of this Article 9 shall not apply to Tenant’s Improvements which shall be governed by Section 22.2 of this Lease.

ARTICLE 10

Repairs

Section 10.1 Tenant’s Obligations. Tenant shall maintain and take good care of the Premises and the fixtures, equipment and appurtenances in the Premises, subject to ordinary wear and tear and damage by fire or casualty, at Tenant’s expense, and shall make all repairs and replacements as and when needed to preserve the Premises in good working order and condition, reasonable wear and tear and damage by fire or casualty excepted, except that Tenant shall not be required to make (a) any repairs or replacements to the Structural Elements of the Premises; or (b) any repairs or replacements resulting from the negligence (subject to the waiver of subrogation provisions contained in Article 7) or willful misconduct of Landlord or any of Landlord’s Representatives. Subject to the provisions of Section 25.3 below, the parties shall arrange an annual inspection by Landlord’s representatives to review compliance with Tenant’s obligations hereunder.

Section 10.2 Landlord’s Obligations.

(a) Landlord, at its expense (but subject to recoupment to the extent permitted in Article 6 herein), shall keep and maintain the Common Areas and the Structural Elements (other than the areas of the Premises that Tenant is obligated to keep and maintain in accordance with the provisions of Section 10.1 above) in good working order, condition and repair, as a first class office building, consistent with the standards of Comparable Buildings and shall make all repairs and replacements (if necessary), structural and otherwise, interior and exterior, as and when needed in or about the Building, except for (i) those repairs for which Tenant is responsible pursuant to any other provision of this Lease, including but not limited to Section 10.1 above; (ii) repairs to Tenant’s Property; and (iii) repairs to other leased premises which are the obligation of the tenant thereof (Landlord being obligated to enforce such obligation to the extent the same affects the Premises or Tenant’s rights hereunder); provided, however, that Landlord shall have no obligation or liability for repairs in the Premises until receipt of notice from Tenant specifying the repairs required, except in the case of emergencies where the notice may be by telephone (or otherwise orally by a duly authorized officer), thereafter promptly followed by a written notice. Additionally, Landlord shall enforce its rights under the REA to require that the Park be kept and maintained in good working order, condition and repair.

(b) Tenant shall reimburse Landlord, as Additional Rent, for the reasonable cost of the following: (i) any repairs or replacements necessitated or occasioned by the acts, omissions or negligence (subject to the waiver of subrogation provisions contained in Article 7) of Tenant or any of the Tenant Parties, or (ii) any repairs or replacements necessitated or occasioned by or resulting from Alterations to the Premises made by Tenant; or (iii) any repairs made to the Base Building Systems necessitated or occasioned by the acts (other than the ordinary use of the Premises by Tenant as permitted under the terms of this Lease and subject to the waiver of subrogation provisions contained in Article 7), omissions or negligence of Tenant or any of Tenant’s Representatives; provided, however, that, notwithstanding anything to the contrary herein, Tenant shall not be liable in any way for any repair or replacement required due to a fire or other casualty that was covered by the insurance to be maintained by Landlord under this Lease for which subrogation has been waived.

ARTICLE 11

Utilities and Services

Section 11.1 Utilities and Services. Commencing on the Substantial Completion Date, Tenant shall arrange with the applicable utility company, at Tenant’s sole cost and expense, to supply or cause to be supplied to the Premises: electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, cable, window washing, security service, janitor and disposal services, and such other services as Tenant determines to furnish the Premises. The Premises shall be directly metered for all utilities including, without limitation, gas, electric, telephone, cable, and water.

Section 11.2 Parking.

(a) Landlord, at its expense (but without affecting Landlord’s right to recoupment to the extent provided in Article 6 herein), shall maintain the parking areas, to be used by Tenant or any Tenant Parties in common with other tenants of the Land (but subject to the following), in good order and repair. Landlord shall supply Tenant with not less than thirty five (35) parking spaces for the use of Tenant and Tenant’s invitees, of which twenty (20) parking spaces as shown on Exhibit F shall be reserved and marked with Tenant’s name for the exclusive use of Tenant and Tenant’s invitees. Landlord represents and warrants that it shall not make use of any mixed use parking credit with respect to the parking spaces provided for Tenant’s use. Said parking spaces shall initially be located on Unit Y-3 within the Park, and if Landlord or an Affiliate of Landlord creates further improvements on the Land then, upon reasonable prior notice from Landlord, said parking spaces may be relocated to approximately the area shown on Exhibit F. Notwithstanding the limitation to thirty five (35) parking spaces set forth above, Landlord shall permit Tenant to make use of all of the parking spaces depicted on Exhibit F until such time as Landlord requires parking for other uses on the Property, at which time Landlord shall provide Tenant with reasonable written notice of Landlord’s parking requirement and Tenant shall thereafter reduce its parking usage pursuant to such notice (but in no event shall Tenant be required to reduce its usage to less than thirty five (35) parking spaces as set forth above). At Tenant’s option and sole expense, Landlord shall make available to Tenant valet parking, and Landlord shall reasonably cooperate with Tenant so that Tenant may procure such additional parking as Tenant deems necessary or desirable.

(b) Landlord shall have the right by notice to Tenant at any time, and from time to time during the Term and at Landlord’s sole expense, to modify the parking areas including, without limitation, to reconfigure the parking areas and driveways, to relocate the parking areas on the Land, to add additional parking spaces, to construct additional structures on the Land (including, without limitation, a parking structure in substantial conformity with the structure depicted in Exhibit F) and to provide replacement spaces on property in reasonable proximity to the Land; provided, however, that (i) such modification, reconfiguration, and/or relocation shall comply, in all material respects, with Landlord’s obligations hereunder, which may include the provision by Landlord, at Landlord’s sole cost and expense, of valet and/or shuttle service, to the extent such valet and/or shuttle services are reasonably acceptable to Tenant, and (ii) Tenant shall have no obligation to reimburse Landlord, or incur any costs or expenses, in connection with any such modification, reconfiguration, relocation, or construction. Tenant shall not be entitled to any compensation for any inconvenience or interference with its business, nor to any abatement or reduction in the Rent resulting from the exercise of Landlord’s rights hereunder.

Section 11.3 Interruption of Services. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, and Tenant acknowledges that any one (1) or more such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by Unavoidable Delay. Any common law or statute to the contrary notwithstanding, any such interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, Landlord shall be liable for any interruption caused by the negligent or willful misconduct of Landlord, its officers, partners, employees, agents or contractors.

Section 11.4 Access and Security. Tenant shall have 24-hour, 7-day-per-week, 365-day-per-year access to the Premises. Any security for the Building desired by Tenant shall be at Tenant’s sole cost and expense; provided, Tenant shall provide Landlord with keys and/or electronic card access such that Landlord shall at all times have access to the Premises.

Section 11.5 Shuttle Service. Landlord shall provide Tenant throughout the Term (but subject to recoupment to the extent permitted by Article 6 herein, to the extent such costs are reasonably allocated to Tenant) with transportation service to and from the Stamford train station for employees and invitees of Tenant. Landlord represents that the current shuttle service is continuous service within the hours of 6:45 A.M. and 10:00 A.M. and within the hours of 3:00 P.M. and 7:30 P.M., and that on-call service is available within the hours of 10:00 A.M. and 3:00 P.M.

Section 11.6 Other Services. Notwithstanding anything in this Lease to the contrary, if Tenant desires to obtain any service that Landlord does not provide to Tenant, then Tenant may contract directly with any provider of such service including, without limitation, cleaning.

Section 11.7 HVAC Equipment. Tenant may install, at any time and at no additional charge payable to Landlord, and thereafter access and maintain, repair, replace, use and operate HVAC equipment, wiring and all necessary ancillary equipment thereto (including a reasonably sufficient amount of riser space as available running from the locations of such systems to the Premises for purposes of connecting such systems to the Premises, as available) for Tenant’s business operations within the Building (“Tenant HVAC”), on the Property, subject to compliance with Applicable Laws, in the location depicted on Exhibit F or in such other location reasonably designated by Landlord, in accordance with Article 9 or Article 22, as applicable, and so as to not materially adversely affect the character of the Building and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance. The Tenant HVAC shall be appropriately screened or otherwise enclosed in a manner reasonably acceptable to Landlord. Tenant shall indemnify and hold harmless Landlord from any liability, cost or damage resulting from third party claims for property damage, bodily injury or death to the extent arising from the installation, maintenance, operation or removal of the Tenant HVAC (subject to the waiver of subrogation provisions of Article 7); provided, however, that with respect to any Hazardous Substances Article 24 shall control. Tenant may remove but shall not be required to remove any such Tenant HVAC (or the other equipment attendant thereto) at the expiration or sooner termination of this Lease unless Landlord gives Tenant notice that Tenant is required to remove the Tenant HVAC at the time it approves the plans and specifications of the Tenant HVAC.

ARTICLE 12

Assignment and Subleasing

Section 12.1 Rights and Obligations of Tenant.

(a) Tenant may not mortgage, pledge or otherwise encumber its interest in this Lease or in any sublease of the Premises or any part thereof or the rentals payable thereunder. Any such mortgage, pledge or encumbrance, made in violation of this Section 12.1 shall be void. Provided that no Event of Default has occurred and is continuing, and, unless such consent is not required in accordance with the provisions of Section 12.4, with Landlord’s prior written consent, Tenant may sublease the Premises or any portion thereof, or Tenant may assign Tenant’s interest in this Lease; provided, that any such sublease or assignment shall expressly be subject and subordinate to the provisions of this Lease and no such sublease shall permit the subtenant thereunder to pay rent in advance for a period of more than one (1) month, and provided, further, that no such sublease or assignment shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder. All obligations of the then current Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or sublease had been made. If Tenant assigns its interest in this Lease, the assignee shall, in an instrument delivered to Landlord at the time of such assignment, and in form and substance reasonably acceptable to Landlord, expressly assume all the obligations of Tenant hereunder accruing on and after the effective date of the assignment. Tenant shall, within ten (10) days after the execution of any such sublease or assignment, deliver an executed copy thereof to Landlord. No subtenant may further sublease any part of the Premises or assign its interest in the sublease without complying with the terms of this Article 12 as if such subtenant were the Tenant under this Lease. Tenant may list part or all of the Premises with a broker, but neither Tenant nor any broker or agent of Tenant shall publicly advertise the availability of part or all of the Premises without Landlord’s prior written consent to the text of such offer, nor shall Tenant nor any broker or agent of Tenant market part or all of the Premises to other occupants or tenants those buildings in the Park if Landlord or any Affiliate of Landlord has comparable space available for a comparable term within those buildings. Any such public offer shall not specify a rental lower than the then fair market value of the Premises. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord (unless such consent is not required in accordance with the provisions of Section 12.4) and any such assignment without the prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease, provided, that a merger, consolidation or similar reorganization of Tenant where Tenant’s obligations are assumed by the successor entity by operation of law shall not be deemed to be a prohibited assignment hereunder.

(b) No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

(c) Tenant shall, within thirty (30) days after receipt of invoices therefor, reimburse Landlord for reasonable, third-party costs incurred by Landlord, including without limitation attorneys’ fees in investigating the proposed subtenant or assignee; reviewing the proposed assignment or sublease; and negotiating the form of Landlord’s consent; provided such costs shall not exceed $2,500 for any transaction. In addition, Tenant shall pay to Landlord as Additional Rent, within ten (10) days after receipt of payments from a subtenant or assignee, 50% of any “profit” on a subletting or assignment, i.e., the excess of consideration of any type received by Tenant from the subtenant or assignee (other than as a result of the sale of Tenant’s Property, which is expressly excluded), over (in the case of a sublease only) a pro rata portion of the Rent payable by Tenant hereunder, in any event reduced by Tenant’s commercially reasonable third-party costs of effecting the assignment or sublease, including without limitation free rent, marketing costs, work allowances, brokerage and attorneys’ fees and the cost of necessary alterations to the Premises, but excluding lease take-over and comparable costs. The foregoing notwithstanding, Tenant shall not be obligated to pay to Landlord any “profit” with respect to any transaction not requiring Landlord’s consent.

Section 12.2 Recapture; Consent. If Tenant desires to assign this Lease or to sublease all or substantially all of the Premises in the aggregate for the balance of the Term, Tenant shall first give notice to Landlord of the proposed transaction and the term thereof (except as otherwise provided in Section 12.4), and Landlord shall have the right, by notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to terminate this Lease. If Tenant desires to sublease less than substantially all of the Premises in the aggregate or all the Premises for less than the balance of the Term, Tenant shall first give notice to Landlord as aforesaid, and Landlord shall have the right to terminate this

Lease with respect to the portion of the Premises and for the time proposed to be subleased, as of the intended effective date of the proposed sublease. If Landlord exercises its right to terminate this Lease with respect to such portion of the Premises, then (i) the Fixed Rent and Tenant’s Proportionate Share shall be proportionately reduced, and an adjustment shall be made for amounts, if any, paid in advance and applicable to the portion of the Premises no longer leased by Tenant; and (ii) the number of parking spaces available for Tenant’s use pursuant to Section 11.2 herein shall be proportionately reduced, as reasonably designated by Landlord but in no event less than two (2) spaces for 1,000 square feet of the Premises (and a consistent percentage of exclusively reserved parking spaces). Tenant shall pay to Landlord as Additional Rent, within twenty (20) days after receipt of an invoice, any costs incurred by Landlord in separating the deleted space from the balance of the Premises, including without limitation the erection of demising walls. If Landlord elects not to so terminate this Lease, then Landlord shall not unreasonably withhold, delay or condition its consent to the proposed subletting or assignment; provided, if such assignment or sublease is permitted in accordance with Section 12.4, then no consent of Landlord shall be required and Landlord shall have no right to recapture. If Landlord shall not respond within ten (10) Business Days after receiving any such request from Tenant (including reasonable information about the proposed assignee’s or sublessee’s business reputation and financial condition and the statement in bold print as follows: “FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN BUSINESS DAYS FROM RECEIPT SHALL CONSTITUTE APPROVAL OF THE PROPOSED ASSIGNMENT OR SUBLEASE”), then Landlord shall be deemed to have approved the proposed assignment or sublease. If Landlord shall refuse to approve a proposed assignment or sublease, it shall state its reasons therefor in reasonable detail.

Section 12.3 Assignment of Rents. Tenant hereby assigns to Landlord all security deposits and rents due or to become due from any subtenant, effective as of the date of the happening of an Event of Default under the provisions of this Lease. Thereupon, Landlord shall apply any net amount collected by it from subtenants to the Rent due under this Lease. No collection of Rent by Landlord from an assignee of this Lease or from a subtenant shall constitute a waiver of any of the provisions of this Article or an acceptance of the assignee or subtenant as a tenant or a release of Tenant from performance by Tenant of its obligations under this Lease. Tenant shall not directly or indirectly collect or accept any payment of subrent under any sublease more than one (1) month in advance of the date when the same shall become due. Each sublease shall require the subtenant to attorn to Landlord, at Landlord’s request, in the event Tenant shall default under this Lease. If an Event of Default exists under this Lease, Landlord shall have the right to require subtenants to make their rent payments directly to Landlord.

Section 12.4 Transfer to Successor or Affiliate. Notwithstanding anything to the contrary set forth herein and provided (a) no Event of Default shall have occurred and be continuing and (b) the transfer is for a legitimate business purpose and not for the purpose of avoidance of the requirement of Landlord’s consent, Tenant may, without Landlord’s consent, assign this Lease or sublet all or any portion of the Premises to a Successor or Affiliate of Tenant, provided that Tenant shall deliver notice thereof to Landlord within ten (10) Business Days’ following the consummation of such assignment or sublease, which notice shall include an executed counterpart of the assignment or sublease (which, in the case of an assignment, shall provide that the assignee assumes directly for the benefit of Landlord all of Tenant’s obligation under this Lease thereafter accruing and in the case of a sublease, provides that same is subject and subordinate to this Lease in all respects). If thereafter the assignee or subtenant shall no longer be an Affiliate of Tenant, that shall be deemed a new assignment or sublease, as the case may be, subject to this Section. An “Affiliate” of a party shall be an entity controlled by, controlling or under common control with such party. A “Successor” of Tenant shall mean an entity succeeding to substantially all of the business assets of Tenant, whether by purchase, statutory merger or otherwise, which intends to carry on the business of Tenant. Such sublease or assignment shall not release Tenant from its obligations hereunder, as specified in subsection 12.1(b) herein.

ARTICLE 13

Subordination and Attornment

Section 13.1 Subordination; Nondisturbance Agreement.

(a) Provided that (i) any trustee, mortgagee or holder of a Mortgage (a “Mortgagee”) shall execute and deliver to Tenant an agreement reasonably acceptable to Tenant to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default shall have occurred and be continuing hereunder; or (ii) a lessor under a Superior Lease (a “Lessor”) shall execute and deliver to Tenant an agreement reasonably acceptable to Tenant to the effect that if its Superior Lease shall terminate or be terminated for any reason, Lessor will not evict Tenant, disturb Tenant’s possession under the Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no Event of Default shall have occurred and be continuing and Lessor shall not make Tenant a party in any action to terminate such Superior Lease or to remove or evict Tenant from the Premises provided no Event of Default shall have occurred and be continuing (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, being hereinafter referred to as a “Nondisturbance Agreement”), this Lease shall be subject and subordinate to such Superior Lease and/or to such Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. Tenant, however, at its expense, shall execute and deliver promptly the Nondisturbance Agreement. If the date of expiration of any Superior Lease shall be the same day as the Lease Expiration Date, the Term shall end and expire 12 hours prior to the expiration of the Superior Lease (subject, however, to any valid exercise of an extension right in accordance with Section 3.2).

(b) Any Nondisturbance Agreement may be made on the condition that neither the Mortgagee nor the Lessor, as the case may be, shall be:

(i) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord), except for a continuing act or omission by the Landlord, Mortgagee or Lessor; or

(ii) except for offsets expressly provided for herein, subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord); or

(iii) bound by any payment of Rent which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than 30 days in advance of the date upon which such payment was due (except as specifically provided in this Lease including, without limitation, Taxes); or

(iv) bound by any obligation to make any payment to or on behalf of Tenant, except as specifically provided in this Lease (including, without limitation, the Tenant Improvement Allowance); or

(v) bound by any obligation to perform any work or to make improvements to the Premises, except for (x) repairs and maintenance pursuant to the provisions of Article 10 herein, the need for which repairs and maintenance first arises after the date upon which such Lessor, or Mortgagee shall be entitled to possession of the Premises; (y) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 15 herein, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Lessor or Mortgagee; and (z) repairs to the Premises as a result of a partial condemnation pursuant to Article 16 herein, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Lessor or Mortgagee; or

(vi) bound by any amendment or modification of this Lease made without its consent, after the Lessor or Mortgagor shall have given to Tenant in writing a notice address.

(c) Landlord has executed an REA, a true and complete copy of which has been delivered to Tenant. This Lease shall be subject and subordinate to the REA but not to any amendments of any component or element thereof unless such amendment shall not decrease Tenant’s rights, increase its obligations or impair its ability to use and enjoy the premises as contemplated hereunder, in each case other than to a de minimis extent. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the REA superior to the interest of Tenant hereunder. Tenant, however, at Landlord’s expense (which expense shall not exceed the sum of $2,000 of Tenant’s third party costs), shall execute and deliver promptly any agreement that Landlord may provide to Tenant and reasonably request in confirmation of such subordination. Landlord acknowledges and agrees that it will not take any action or fail to take any action with respect to its obligations under the REA. Tenant acknowledges and agrees that it and the Tenant Parties will not do anything to violate any of the terms of the REA; provided, however, that this obligation shall only be applicable, as to any subsequent amendment to the REA, once Tenant receives a copy of such amendment otherwise in conformance with the terms of this Lease.

Section 13.2 Attornment. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Property or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property, or of the Lessor, or of any Mortgagee in possession of the Property, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, then upon the executory terms and conditions of this Lease, subject to the provisions of Section 13.1 herein, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this Section shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant’s expense, from time to time, instruments provided by Landlord, in recordable form, in confirmation of the foregoing provisions of this Section, reasonably satisfactory to Tenant and to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

Section 13.3 Lease Modification. Tenant shall execute and deliver to Landlord within a reasonable period of time any modifications of this Lease reasonably satisfactory to Tenant required or requested (a) by the holder or potential holder of a Mortgage, and (b) by Landlord to conform to the REA, if applicable; provided, that no such modification shall adversely affect Tenant’s rights or obligations hereunder, including without limitation, such modifications shall not affect the Term or amount of Rent payable hereunder.

ARTICLE 14

Landlord’s Right of Entry

Section 14.1 Right of Entry. Landlord and its designees shall have the right to enter the Premises (other than the Secured Areas) (a) at any time during Business Hours in order to perform its obligations or to exercise any right or remedy reserved to it in or under this Lease, and (b) any part of the Premises for any other commercially reasonable reason on two (2) Business Days advance notice (or in the event of an emergency, at any time without prior notice to Tenant, in which event Landlord shall give Tenant notice of such emergency access as promptly as reasonably practicable thereafter) and to inspect the same, post notices of non-responsibility, post notices required by Applicable Laws, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant’s maintenance and service contracts pertaining to Tenant’s use of the Premises under the terms of this Lease, insurance policies, certificates of occupancy and other documents, records and permits in Tenant’s possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord and to perform Site Assessments; provided, that, in all cases, Landlord uses commercially reasonable efforts to minimize interference with the use and occupancy of the Premises, and that Landlord and its designees are accompanied by a designated representative of Tenant (Tenant agreeing that it shall make such representative reasonably available). Except as otherwise expressly provided in this Lease, and except as arising from Landlord’s negligence (subject to the waiver of subrogation provisions of Article 7) or willful misconduct, Landlord shall not be liable for inconvenience, annoyance, disturbance, or other damage to Tenant by reason of making such entry on the Premises and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Notwithstanding any of the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises which may include, without limitation, technology rooms and primary computer equipment rooms (“Secured Areas”) shall be locked and/or inaccessible to persons unauthorized by Tenant and such Secured Areas will not be made available to Landlord except in the case of an emergency.

ARTICLE 15

Casualty

Section 15.1 Restoration; Abatement.

(a) If the Building or the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give reasonably prompt notice thereof to Landlord, and upon such notice Landlord shall proceed with reasonable diligence to repair or cause to be repaired any and all damage to the Base Building and to the Base Building Systems to return same to substantially the same condition as prior to such casualty. Landlord’s restoration obligation shall be subject to Applicable Laws and the payment to Landlord of the casualty insurance proceeds and deductible, and Landlord shall have no obligation to repair, replace or restore any Tenant’s Property.

(b) Rent shall abate in the proportion that the Premises shall have been rendered untenantable, or, if damage affects major systems or more than twenty five percent (25%) of the Premises or access so that the entire Premises is untenantable and is not used by Tenant, fully abate, such abatement to be from the date of such casualty until such repairs which are required to be performed by Landlord, other than Long Lead Work (as hereinafter defined) are substantially repaired, restored or rebuilt and reasonable access to the Premises restored.

Section 15.2 Tenant’s Right of Termination.

(a) Within sixty (60) days after notice to Landlord of any damage described in Section 15.1 herein, Landlord shall deliver to Tenant a statement setting forth Landlord’s good faith estimate (the “Estimate”) as to the time required to repair such damage, exclusive of time required to perform Long Lead Work. If the estimated time period exceeds twelve (12) months from the date of the Estimate, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of the Estimate. If Tenant makes such election, the Term shall expire upon the 30th day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 21 (provided, that such obligation shall be subject to Tenant being reasonably and safely able to access the Premises for purposes of complying with such obligations in light of the casualty) and any prepaid portion of Rent shall be abated as of such date of damage or destruction and shall be refunded by Landlord to Tenant. If Tenant shall not have elected to terminate this Lease pursuant to this Article (or is not entitled to terminate this Lease pursuant to this Article), the damage shall be diligently repaired by Landlord, as set forth in this Article provided, that if Landlord fails to substantially complete the repair on or prior to the 30th day after the expiration of the repair period set forth in the Estimate, then Tenant shall have an additional right to terminate this Lease by notice to Landlord and the Term shall expire upon the 30th day after such notice.

(b) Notwithstanding the foregoing, if such damage occurs during the last Lease Year of the Term (and Tenant has not provided Landlord with an Extension Notice) and if the estimated time period set forth in the Estimate delivered pursuant to subsection 15.2(a) above exceeds 180 days from the date of the Estimate (exclusive of time required to perform Long Lead Work), then Tenant may give notice to Landlord of its intention to terminate this Lease, and if Tenant makes such election, the Term shall expire upon the 30th day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 21 below (provided, that such obligation shall be subject to Tenant being reasonably and safely able to access the Premises for purposes of complying with such obligations in light of the casualty), and any prepaid portion of Rent shall be abated as of such date of damage or destruction and shall be refunded by Landlord to Tenant.

(c) For purposes of this Lease, the term “Long Lead Work” shall mean any item which is not a stock item and must be specially manufactured, fabricated or installed or is of such an unusual, delicate or fragile nature that there is a substantial risk that: (i) there will be a delay in its manufacture, fabrication, delivery or installation, or (ii) after delivery, such item will need to be reshipped or redelivered or repaired so that in Landlord’s reasonable judgment the item in question cannot be completed when the standard items are completed even though the item of Long Lead Work in question is (x) ordered together with the other items required and (y) installed or performed (after the manufacturer or fabrication thereof) in the order and sequence that such Long Lead Work and other items are normally installed or performed in accordance with good construction practice. In addition, Long Lead Work shall include any standard item which in accordance with good construction practice should be completed after the completion of any item of work in the nature of the items described in the immediately preceding sentence.

Section 15.3 Landlord’s Right of Termination. If more than fifty percent (50%) of the Building shall be damaged by fire or other casualty, then Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days’ notice of such termination, which notice shall be given within sixty (60) days after the date Tenant gives Landlord notice of such damage. In the event that such notice of termination shall be given, (a) this Lease shall terminate as of the date thirty (30) days after the giving of the notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date (except that Tenant shall have no obligation to restore the Premises in accordance with the provisions of Article 21); (b) Rent shall be apportioned as of the date of damage or destruction; and (c) any prepaid portion of Rent shall be abated as of the date of damage or destruction and shall be refunded by Landlord to Tenant. If, at any time during the sixty (60) day period and prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 15.2, the holder of a Mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of thirty (30) days from the date of so taking possession to terminate this Lease, under the same terms and conditions as set forth in this Section, by thirty (30) days’ written notice of termination. If such notice shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date (except that Tenant shall have no obligation to restore the Premises in accordance with the provisions of Article 21), and Rent shall be abated as of the date of damage or destruction, and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 15.4 Liability. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant’s Property or Tenant’s Alterations. If Landlord shall be delayed from substantially completing the repairs or restoration due to any act or omission of Tenant or any of the Tenant Parties, then such repairs or restoration shall be deemed substantially complete on the date when the repairs or restoration would have been substantially complete but for such delay, and the expiration of the Rent abatement shall not be postponed by reason of such delay.

Section 15.5 Cooperation. Landlord and Tenant shall cooperate with each other in providing information to any insurance company insuring any loss or damage occurring at the Property and shall not interfere with the other’s collection of insurance proceeds.

Section 15.6 Willful Misconduct. Nothing herein contained shall relieve either party from any liability to the other caused by such party’s willful misconduct or criminally liable acts in connection with any damage to the Premises or the Property by fire or other casualty.

Section 15.7 Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Property or any part thereof by fire or other casualty, and any law providing for such contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case.

Section 15.8 Outstanding Mortgage. Notwithstanding anything in this Lease to the contrary, for any time period during which the Mortgage is outstanding, the net proceeds of any insurance that is recovered shall be applied in the manner set forth in the Mortgage and in the Nondisturbance Agreement.

ARTICLE 16

Eminent Domain

Section 16.1 Termination Rights.

(a) If the whole of the Premises, or such part thereof as will render the remainder untenantable shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the Expiration Date. If only a part the Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect, but from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation pursuant to this Lease as rentable square footage of the untaken portion of the Premises bears to the rentable square footage of the entire Premises immediately before the taking, and any Additional Rent payable or credits receivable pursuant to Article 6, and the amount of the Security Deposit set forth in Section 34.1 shall be adjusted proportionately to reflect the diminution of the Premises.

(b) If more than 25% of the Building and a material part of the Land shall be so acquired or condemned, then: (i) Landlord, at its option, may give to Tenant, within 60 days following the date upon which Landlord shall have received notice of vesting of title, 90 days’ notice of termination of this Lease; and (ii) if the part of the Building so acquired or condemned shall contain more than ten (10%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or associated parking or its ability to use the Premises for its business has been materially impaired, then Tenant, at its option, may give to Landlord, within 60 days following the date upon which Tenant shall have received notice of vesting of title, 90 days’ notice of termination of this Lease. In the event any such 90 day notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said 90 days with the same effect as if that were the Expiration Date (except that Tenant shall have no obligation to restore the Premises in accordance with the provisions of

Article 21). If a part of the Premises shall be so acquired or condemned, and this Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at its expense (but subject to recoupment from the proceeds of any award), shall restore that part of the Premises not so acquired or condemned (together with all of the services and amenities to which Tenant is otherwise entitled under the Lease, to the extent reasonably practicable) to a self-contained rental unit and substantially the same condition as prior thereto, excluding Tenant’s Property, and Rent applicable to the portion of the Premises so acquired or taken shall abate from and after such acquisition or taking (with any prepaid portion of Rent applicable thereto being credited against the next Rent payable hereunder). In the event of any termination of this Lease pursuant to the provisions of this Section, the Rent shall be apportioned as of the date of such termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 16.2 The Award. In the event of any such acquisition or condemnation of all or any part of the Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, but Tenant may make a claim against the condemning authority for the value of its personal property. Tenant shall (at no expense or liability) execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses and for the value of any Tenant’s Property (in excess of Landlord’s contribution thereto).

Section 16.3 Temporary Taking. If all or any part of the Land shall be condemned or taken for any public or quasi-public use or purpose on a temporary basis during the Term, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay the Rent in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date provided further, however, if the temporary taking is for substantially the balance of the Term, Tenant shall have the right to terminate this Lease. At the termination of such public or quasi-public occupancy prior to the Expiration Date, Tenant shall, at its expense, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking (reasonable wear and tear excepted); provided, however, that Tenant shall have no obligation to expend any sum in excess of the condemnation proceeds received by Tenant under this Section to restore the Premises in accordance with this Section. Notwithstanding the preceding provisions of this Section, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Premises shall be delivered forthwith to Landlord to be held by Landlord in trust for the making of payments by Tenant as provided in this Lease.

Section 16.4 Outstanding Mortgage. Notwithstanding anything in this Lease to the contrary, for any time period during which the Mortgage is outstanding, any condemnation proceeds awarded in accordance with Sections 16.1 or 16.2 herein shall be applied in the manner set forth in the Mortgage.

ARTICLE 17

Default

Section 17.1 Events of Default. Each of the following events shall be an “Event of Default” hereunder:

(a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s Property; or

(b) if, within one hundred twenty (120) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed, or if, within one hundred twenty (120) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or a substantial part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied and the same shall not be discharged within one hundred twenty (120) days; or

(c) if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) Business Days after notice to Tenant; or

(d) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion remedy of such default; or

(e) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as is expressly permitted under Article 12 herein;

then in any of said events Landlord may give to Tenant notice of intention to end the Term, and, in the event such notice is given, this Lease (whether or not the Term shall have commenced) shall terminate with the same effect as if that day were the Expiration Date, and all rights of Tenant under this Lease shall expire and terminate and Tenant shall immediately quit and surrender the Premises but Tenant shall remain liable for all of its obligations hereunder and for damages as provided in Article 18 herein.

Section 17.2 Use and Occupancy Payments. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1 herein shall be deemed paid as compensation for the use and occupation of the Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Article 18 herein.

ARTICLE 18

Re-entry by Landlord; Remedies

Section 18.1 Re-entry. If this Lease and the Term shall terminate as provided in Article 17:

(a) Landlord and Landlord’s agents may at any time after the date upon which this Lease shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceeding or by any other applicable lawful action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

(b) Landlord may relet the whole or any part or parts of the Premises from time to time either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods reasonably required under then existing market conditions, as Landlord, in its sole discretion, may reasonably determine. Landlord, at its option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as necessary to restore the Premises to first class office space in good condition in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Tenant shall be liable for the amount of all expenses reasonably incurred by Landlord in connection with such repairs, replacements, alterations, additions, improvements, decorations and other physical changes made by Landlord to restore the Premises to good condition first class office space and the costs of such reletting, including without limitation reasonable brokerage and legal expenses.

Section 18.2 Tenant’s Waivers. Tenant waives any rights to (a) redeem the Premises, (b) re-enter or repossess the Premises, or (c)

restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after this Lease shall have been terminated and any re-entry by Landlord, or after the expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall, be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 18.3 Injunction. In the event of any breach or threatened breach by either party or any persons claiming through or under either party of any of the agreements, terms, covenants or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise; provided however, that in no event shall Tenant be entitled to enjoin Landlord from any actions which are required pursuant to the terms of a Mortgage.

Section 18.4 Remedies. If this Lease and the Term shall terminate as provided in Article 17 herein, or by or under any summary proceeding or any other lawful action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other lawful action or proceeding, then, in any of said events;

(a) Tenant shall pay to Landlord all Rent to the date upon which this Lease and the Term shall have terminated.

(b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due at the time of such termination or re-entry, or at Landlord’s option, against any damages payable by Tenant.

(c) Tenant shall be liable for and shall pay to Landlord any deficiency between (i) the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Operating Expenses to increase by 3% per annum over the Operating Expenses payable for the year immediately preceding such termination or re-entry), and (ii) the net amount, if any, of rents (“Net Rent”) collected under any reletting effected pursuant to the provisions of subsection 18.1(b) herein for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s reasonable expenses in connection with the termination of this Lease and Landlord’s re-entry upon the Premises and in connection with such reletting that were not otherwise reimbursed by Tenant to Landlord in accordance with the provisions of subsection 18.1(b), including but not limited to all reasonable repossession costs, brokerage commissions, alteration costs, attorneys’ fees and other expenses of preparing the Premises for such reletting.

(d) Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise, and no suit to collect the amount of the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

(e) To the extent that Landlord has not collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term following the last deficiency collected (conclusively presuming the Operating Expenses to increase by 3% per annum over the Operating Expenses payable for the year immediately preceding such termination or re-entry) exceeds the then fair rental value of the Premises for the same period, both discounted to present worth at a then reasonable rate. Each party shall be entitled to have an expert testify before such court, commission or tribunal as to its determination of the fair rental value for the part or the whole of the Premises so relet during the term of the reletting and the decision made by the judge of such court, commission or tribunal shall be binding upon the parties. Notwithstanding anything to the contrary that may be contained in this Lease, Landlord shall use commercially reasonable efforts to re-let the Premises and mitigate its damages in connection with an Event of Default or other breach or termination of this Lease, but Landlord will not be required to give priority to releasing the Premises over other vacant space in the Park, if applicable, or over other vacant space owned by Landlord or an Affiliate of Landlord in Fairfield County, Connecticut.

(f) In no event (i) shall Tenant be entitled to receive any excess of the Net Rent collected over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting, except to the extent that such Net Rent is actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then equitable apportionment on a rentable square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

(g) Following an Event of Default, Landlord shall use commercially reasonable efforts to mitigate its damages. In addition, and notwithstanding anything contained in this Lease to the contrary, Landlord’s damages available under this Lease shall preclude any duplicative recoveries for the same injury.

Section 18.5 Covenants.

(a) If this Lease be terminated as provided in Article 17 herein or by or under any summary proceeding or any other lawful action or proceeding, or if Landlord shall re-enter the Premises, notwithstanding anything to the contrary contained in this Lease:

(i) The Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which the Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof;

(ii) Tenant, on or before the occurrence of any Event of Default, shall have performed every covenant imposed on it pursuant to this Lease for the making of any improvement, alteration or betterment to the Premises, or for restoring or rebuilding any part hereof; and

(iii) For the breach of either subdivision (i) or (ii) of this subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for damages therefor, the then cost of performing such covenant, plus interest thereon at the Default Rate for the period between the occurrence of any event of default and the time when any such work or act, the cost of which is computed, should have been performed under the other provisions of this Lease had such Event of Default not occurred.

(b) Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on other provisions of this Lease. It is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be deemed to be in addition to and separate and independent of the damages accruing by reason of default in observing any other covenant contained in this Lease.

Section 18.6 Cumulative Remedies. Except as expressly otherwise provided in this Lease, each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by any party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise.

Section 18.7 Attorneys’ Fees. In addition to all other remedies, the prevailing party shall be entitled to reimbursement upon demand of all reasonable attorneys’ fees incurred by the prevailing party in connection with any default by the other party, together with other costs of collection and interest, commencing upon the occurrence of an Event of Default, or Landlord Event of Default, on the amount recovered, at the Default Rate.

Section 18.8 Landlord Event of Default. Landlord shall be deemed to have committed an event of default (“Landlord Event of Default”) in the event Landlord shall violate or fail to perform any of the conditions, covenants or agreements herein made by Landlord and such default shall continue for thirty (30) days after notice from Tenant; provided, however, that if the nature of such default is such that Landlord can cure the default, but not within thirty (30) days, then the Landlord Event of Default shall be suspended so long as Landlord commences to cure such default within thirty (30) days and thereafter diligently and continuously prosecutes the curing of the default.

Section 18.9 Waiver. Notwithstanding anything to the contrary contained herein, with the exception of any claim Landlord may have against Tenant pursuant to the provisions of Section 21.3 as a result of a holdover by Tenant, in no event shall either party be liable to the other for special, indirect, punitive or consequential damages with respect to any default or other matter arising under this Lease or the transactions contemplated hereunder.

ARTICLE 19

Curing Defaults

Section 19.1 Cure of Tenant Defaults. If Tenant shall fail to comply with any of its obligations under this Lease, Landlord may, without thereby waiving such default, perform the same for the account, and at the expense, of Tenant, without notice in a case of emergency (except such notice as is reasonable under the circumstances, which may be notice after the fact) and in any other case if such failure continues after ten (10) days from the date of the giving by Landlord to Tenant of notice of Landlord’s intention so to do, or such lesser period of notice in the event that a condition might constitute a default under a Mortgage or Superior Lease, in which event Landlord shall so specify in its notice, providing relevant detail. Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees, involved in collecting or endeavoring to collect Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law together with reasonable backup documentation may be sent by Landlord to Tenant monthly or immediately, and shall be due and payable as Additional Rent. Any such bills shall be payable with interest at the Default Rate from the date Landlord incurs the charge or expense to the date of payment by Tenant to Landlord. Tenant’s obligations under this Section 19.1 shall survive the Expiration Date or sooner termination of the Term.

Section 19.2 Cure of Landlord Defaults. If Landlord shall fail to cure any Landlord Event of Default, Tenant may, without thereby waiving such default, provide notice to Landlord of Landlord’s failure to so comply, with reasonable specificity as to the manner in which Landlord has failed to comply with its obligations under this Lease, stating in bold-face all-capitals 12-point type “LANDLORD HAS DEFAULTED IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THE LEASE. IF LANDLORD FAILS TO CURE SUCH DEFAULT ON OR BEFORE FIFTEEN (15) DAYS AFTER THE GIVING OF THIS NOTICE TENANT SHALL HAVE THE RIGHT TO AVAIL ITSELF OF SELF-HELP.” If Landlord shall fail to cure such default within fifteen (15) days after receipt of such notice, then Tenant may perform the same for the account, and at the expense, of Landlord, without further notice. Notwithstanding the foregoing, if Landlord fails to cure any Landlord Event of Default with respect to an emergency condition, then Tenant shall only be required to provide such written notice as is reasonable under the circumstances prior to Tenant availing itself of the self help rights set forth in this Section 19.2. Bills for any expense incurred by Tenant in connection with any such performance by it for the account of Landlord together with reasonable backup documentation may be sent by Tenant to Landlord not more often than monthly, and each such bill shall be due and payable with thirty (30) days after the giving thereof. Landlord’s obligations under this Section 19.2 shall survive the Expiration Date or sooner termination of the Term.

ARTICLE 20

Non-Liability and Indemnification

Section 20.1 Indemnification By Tenant. Subject to the waiver of subrogation provisions contained in Article 7 and except as expressly set forth to the contrary in this Lease, from and after the Substantial Completion Date Tenant shall indemnify and save Landlord and Landlord’s Representatives harmless of and from all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys’ fees, penalties and fines incurred by Landlord in connection with or arising from: (a) the use or occupancy of the Premises by Tenant or anyone claiming under Tenant, but excluding (from the indemnity provision) loss, cost, liability, claim, damage or expense caused by the negligence or willful misconduct of Landlord or any of Landlord’s Representatives, and (b) any acts, omissions, or negligence of Tenant or any of the Tenant Parties, in or about the Premises, the Building or the Property, either prior to or during the Term, including any acts, omissions or negligence in making or performing of any Tenant’s Alterations. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same. Any Building employees to whom any personal property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agents with respect to such personal property, and neither Landlord nor Landlord’s Representatives shall be liable for any loss of or damage to any such property by theft or otherwise.

Section 20.2 Constructive Eviction. Except as expressly set forth to the contrary in this Lease, neither (a) the performance by Landlord, Tenant or others of any decorations, construction, repairs, Alterations, additions or improvements in, to or on the Building, Land or the Premises, nor (b) any damage to the Premises or to Tenant’s Property, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (c) any temporary covering or bricking up of any windows of the Premises required for Landlord to perform any maintenance or repairs or as required by Applicable Laws, nor (d) the interruption or cessation of any services to the Premises, nor (e) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (e) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord’s Representatives.

Section 20.3 Indemnification By Landlord. Subject to the waiver of subrogation provisions contained in Article 7 and except as expressly set forth to the contrary in this Lease, from and after the date hereof, Landlord shall indemnify and save Tenant and the Tenant Parties harmless of and from all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys’ fees, penalties and fines incurred by them in connection with or arising from (a) any acts, omissions, or negligence of Landlord or any Landlord’s Parties, in or about the Premises, the Building, the Property or the Park either prior to or during the Term, including, without limitation any acts, omissions or negligence in making or performing of Landlord’s Work, and (b) any excavation or access arising under Section 30.1. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Tenant under policies owned by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same.

Section 20.4 Defense of Actions. If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party’s name, if necessary, by such attorneys as the indemnified party shall reasonably approve. Attorneys for the indemnifying party’s insurer are hereby deemed approved for purposes of this Section. Notwithstanding the foregoing, an indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of $5,000,000 or more, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. The indemnified party shall not settle or compromise any claim, action or proceeding without the indemnifying party’s approval (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 20.5 Payments. All payments pursuant to this Article shall be paid within thirty (30) days following rendition of bills or statements therefor together with reasonable backup documentation thereof. The provisions of this Article shall survive the Expiration Date or sooner termination of the Term.

ARTICLE 21

Surrender

Section 21.1 Condition of Premises. On the Expiration Date or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall, at its expense, quit and surrender the Premises, including all Tenant Improvements and Alterations but with the exception of all Nonstandard

Improvements designated by Landlord in writing upon approval of the plans and specifications therefor in accordance with Subsection 9.1(b) and Subsection 22.2(b) (which shall be the only Tenant Improvements and Alterations which Tenant shall be obligated to remove upon the Expiration Date, Tenant being obligated to repair any damage resulting from such removal, any earlier termination of this Lease or otherwise) to Landlord broom clean, in as good order, condition and repair, except with respect to Landlord’s obligations pursuant to the provisions of this Lease and except for reasonable wear, tear and damage by fire or other insured casualty or condemnation, together with all improvements which have been made upon the Premises (except as otherwise provided for in this Lease, including but not limited to Article 9 herein). Tenant shall remove from the Premises and the Building all of Tenant’s Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Property occasioned by such removal.

Section 21.2 Waiver. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under any Applicable Law (other than a compulsory counterclaim) in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article.

Section 21.3 Holdover By Tenant. If the Premises are not surrendered within sixty (60) days following the termination of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises on the Expiration Date, or earlier termination date will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date, or earlier termination date, a tenancy at sufferance is created and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises, a sum equal to 150% of the Rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or earlier termination of this Lease or to limit in any manner Landlord’s right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date, or earlier termination date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section.

Section 21.4 Survival. Tenant’s obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.

ARTICLE 22

Landlord’s Work

Section 22.1 Landlord’s Work. Landlord shall at its cost, cause to be constructed and completed on the Land, the Landlord’s Work pursuant to the specifications on Exhibit C hereto. With the sole exception of Landlord’s Work, Tenant accepts the Building in “as-is” condition. Tenant acknowledges that, as of the date hereof, Tenant has reviewed and approved the specifications of Landlord’s Work. Landlord’s Work shall be performed promptly and diligently until completion, by supervised, experienced personnel. Landlord’s Work shall be performed in a first-class manner as to workmanship, installation and materials. During the course of Landlord’s Work, Landlord shall keep Tenant duly apprised of the progress of Landlord’s Work and any claimed delays.

Section 22.2 Construction of Tenant Improvements.

(a) Tenant shall, at Tenant’s expense, submit to Landlord final and 100% complete dimensioned and detailed plans and drawings of partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of the Tenant Improvements (such plans are collectively referred to herein as “Tenant’s Plans”). Tenant shall submit Tenant’s Plans to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the Building Department of the City of Stamford, and such plans shall be signed and sealed by an architect licensed in the State of Connecticut. Tenant’s Plans shall comply with Applicable Laws. Prior to Tenant’s submission to Landlord of Tenant’s Plans, Tenant shall be permitted to file schematic and/or progress prints of such plans and specifications for all or any portion of the Tenant Improvements for Landlord’s review and approval.

(b) Within ten (10) Business Days after receipt of the complete Tenant’s Plans (which plans shall be accompanied with a notice stating in bold face all-capitals 12-point type “FAILURE OF LANDLORD TO DISAPPROVE THESE PLANS AND SPECIFICATIONS WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED APPROVAL”), Landlord shall notify Tenant in writing whether Landlord approves or disapproves the Tenant’s Plans, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such ten (10) Business Day period, then Landlord shall be deemed to have approved the Tenant’s Plans. Tenant may submit to Landlord revised Tenant’s Plans for Landlord’s prior written approval, and within five (5) Business Days after receipt of the complete revised Tenant’s Plans, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such revised Tenant’s Plans, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such five (5) Business Day period, then Landlord shall be deemed to have approved such revised Tenant’s Plans. This procedure shall be repeated until Tenant’s Plans are finally approved (or deemed approved) by Landlord. If Landlord shall have approved any progress prints pursuant to subsection 22.2(a), Landlord shall not disapprove any Tenant’s Plans on the basis of any matters in such plans that are substantially in conformity with those matters previously approved by Landlord in the progress prints. Tenant’s Plans shall comply with and conform to the plans and specifications of the Building and comply with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building. Tenant shall prepare Tenant’s Plans in accordance with pre-existing conditions and field measurements. Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans or the compliance of Tenant’s Plans with Applicable Laws. At the time of, and in conjunction with, Landlord’s approval of Tenant’s Plans pursuant to this subsection, Landlord shall give notice to Tenant as to which parts of the Tenant Improvements shall constitute Nonstandard Improvements and, therefore, must either be removed by Tenant at the expiration or earlier termination of this Lease or, at Tenant’s option, abandoned in place by Tenant in which case Tenant shall pay Landlord’s reasonable excess demolition cost resulting from such abandonment. (As to any of Tenant’s Plans deemed approved by Landlord, Landlord must provide such notice before the date such Tenant’s Plans are deemed so approved.) If Tenant does not provide Landlord with notice that Tenant disputes such determination of which parts of the Tenant Improvements constitute Nonstandard Improvements within ten (10) Business Days of Tenant’s receipt of Landlord’s notice, then Landlord’s determination shall be conclusive. If Tenant shall provide such notice and the parties are unable to agree as to which parts of the Tenant Improvements constitute Nonstandard Improvements, then the determination as to the Tenant Improvements in dispute shall be made by the Arbitrator.

(c) Upon Landlord providing access on the Substantial Completion Date to Tenant to the entire Premises to commence Tenant Improvements, Tenant shall, at its sole cost, risk and expense, cause to be constructed and completed Tenant Improvements. Tenant shall, only after having obtained Landlord’s written approval (or deemed approval) of the Tenant’s Plans as provided in Section 22.2(b), and at its sole cost and expense, be responsible for obtaining all governmental permits as shall be required for the completion of Tenant Improvements, or, if Landlord or Tenant shall deem the same reasonably advisable (or the applicable governmental authority shall so require), Landlord may procure such permits and Tenant shall pay for same. Landlord shall reasonably and timely cooperate with Tenant in connection with obtaining necessary permits for the Tenant Improvements and other Alterations. Tenant shall reimburse Landlord, within thirty (30) days after demand therefor (together with reasonable backup documentation), for all reasonable and actual out of pocket, third party costs and expenses reasonably incurred by Landlord in connection with Landlord’s cooperation in obtaining such permits and changes. Any entry by Tenant in or on the Premises shall be at Tenant’s sole risk and, upon request of Landlord, Tenant shall pay for insurance in amounts that satisfy the requirements of the Lease.

(d) Tenant’s general contractor, construction manager and subcontractors shall be subject to Landlord’s prior written approval as provided in Article 9, which approval shall not be unreasonably conditioned or delayed, but may be withheld in Landlord’s sole discretion. At Tenant’s request, Landlord shall provide Tenant with a list of approved, independent contractors. Tenant shall not be required to use contractors designated by Landlord, except for work which affects the Base Building Systems or the Structural Elements.

(e) In the event Tenant or Tenant’s contractor shall enter upon the Premises for the purpose of performing Tenant Improvements, in accordance with this Lease, Tenant shall, in accordance with Section 20.1, indemnify and save Landlord (and Landlord’s employees, contractors, agents and Mortgagees) free and harmless from and against any and all claims to the extent arising from or out of any entry thereon or the performance of said work and from and against any and all claims to the extent arising from or claimed to arise from any act or neglect of Tenant or Tenant’s Representatives or to the extent arising from any failure to act, or to the extent arising from any other reason whatsoever arising out of said entry or such work. To the extent practicable, Landlord shall permit Tenant to enter upon certain designated portions of the Premises prior to the Commencement Date for purposes of delivering construction materials pertaining to the Tenant Improvements, taking measurements or otherwise reasonably preparing the Premises for the construction of the Tenant Improvements.

(f) Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant Improvements which shall be issued by any public authority having or asserting jurisdiction. Landlord does not consent to be liable for any improvements or alterations made to the Premises by Tenant, its employees, agents or contractors. Tenant shall, in accordance with Section 20.1, defend, indemnify, and save harmless Landlord against any and all mechanics and other liens in connection with Tenant Improvements, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Premises and against all costs, counsel fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. Landlord shall not be obligated to pay for any materials or labor ordered by Tenant.

(g) Tenant, at its expense, shall procure the satisfaction or discharge, by bonding, payment, deposit, court order or otherwise, of all such mechanics and other liens within 60 days after notice to Tenant from Landlord of the filing of such lien against the Property. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord and all reasonable, out-of-pocket costs and expenses incurred by Landlord, in connection therewith shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days following written demand.

(h) Landlord shall not be entitled to a fee for supervision or overhead expenses in connection with the Tenant Improvements. Tenant shall be responsible for all reasonable third party costs, not to exceed $15,000 in the aggregate, incurred by Landlord for the performance of review of the Tenant Improvements by third party professionals.

Section 22.3 Tenant Improvement Allowance.

(a) Landlord shall pay up to $968,000.00 (the “Tenant Improvement Allowance”) toward the Hard Costs (subject to the following provisions of this Section 22.3)

incurred by Tenant in connection with construction of the Tenant Improvements. “Hard Costs” shall mean the costs of labor and materials incurred for the installation of fixtures, improvements and appurtenances attached to or built into the Premises in connection with Tenant Improvements, excluding any Tenant’s Property. Anything herein to the contrary notwithstanding, at Tenant’s request Landlord shall disburse to Tenant up to 20% of the Tenant Improvement Allowance for costs relating to Tenant’s relocation to the Premises and Tenant Improvements, including architectural and engineering fees, permit fees and other consultant’s fees (“Soft Costs”).

(b) Within thirty (30) days after receipt of a request for disbursement from Tenant in accordance with this Section 22.3 (but not more frequently than monthly and not in excess of the amounts then payable (as certified by Tenant’s licensed architect), Landlord shall disburse from time to time a portion of the Tenant Improvement Allowance to Tenant for Hard Costs and for Soft Costs (as limited above) actually paid or incurred by Tenant to contractors, subcontractors, materialmen and suppliers with respect to the portion of Tenant Improvements theretofore completed or services performed or supplies furnished in connection therewith or for the permitted use thereof, and for which the disbursement is requested and which have not been the subject of a previous disbursement.

(c) Landlord’s obligation to make disbursements from the Tenant Improvement Allowance shall be subject to Landlord’s receipt of: a request for such disbursement from Tenant signed by an authorized officer; copies of invoices or other evidence reasonably satisfactory to Landlord of the Hard Costs and the Soft Costs actually paid or to be paid by Tenant; a certificate of Tenant’s independent licensed architect stating, in his opinion, that the portion of Tenant Improvements theretofore completed and for which the disbursement of Hard Costs is requested was performed in a good and workman manner and substantially in accordance with the Tenant’s Plans, as approved by Landlord (provided, Tenant’s submission to Landlord of a properly prepared and executed Form G702/703 shall satisfy the requirements of such certificate); and no lien on account of work done for or materials furnished to Tenant or any of its contractors or subcontractors shall have been filed against any part of the Property and not have been paid or bonded and, in either event, discharged of record. In addition, at Landlord’s request, Tenant will provide to Landlord as part of the aforesaid documentation partial lien waivers from all subcontractors and materialmen involved in Tenant Improvements and any other work covering prior payments by Landlord hereunder.

(d) Tenant and Landlord shall share the tax depreciation from each component of the Tenant Improvements in the proportion that the amount of the cost of Tenant Improvements paid for by Tenant and Landlord, respectively, bears to the total cost of all Tenant Improvements.

(e) If Landlord fails to pay all or any portion of the Tenant Improvement Allowance as required under this Section 22.3, and such failure is continuing thirty (30) days following the date notice thereof is received by Landlord, then, in addition to all of Tenant’s other rights and remedies relating thereto, Tenant shall be entitled to offset the amount thereof against the next succeeding Rent becoming due and payable hereunder including any amounts owed Tenant under Section 4.2.

Section 22.4 Delayed Completion.

(a) Landlord shall diligently attempt to cause Landlord’s Work to be Substantially Completed on or before the Target Completion Date. Notwithstanding anything to the contrary, if, but only to the extent that, any Tenant’s Delay causes a delay in the Landlord’s Work, then Target Completion Date and the Substantial Completion Date shall be deemed to be the dates when the Target Completion Dates and the Substantial Completion Dates, as the case may be, would have occurred but for such Tenant’s Delay. Any delay claimed by Landlord shall be substantiated in writing and accompanied by a statement as to the number of days of Tenant’s Delay, which notice of delay shall be delivered within five (5) Business Days after the extent of the Tenant’s Delay is reasonably ascertainable. If Landlord and Tenant dispute the existence of a Tenant’s Delay or the number of days resulting from a Tenant’s Delay, such dispute shall be resolved by the Arbitrator.

(b) (i) If Substantial Completion shall not have occurred by the Target Completion Date, other than by reason of a Tenant Delay or Unavoidable Delay, then, in addition to all of Tenant’s other rights and remedies, the following shall apply (each day following the Target Completion Date until Substantial Completion shall occur is referred to herein as the “Delivery Delay Period”): (a) if the Delivery Delay Period shall consist of sixty (60) or fewer days, then Tenant shall be entitled to a Rent abatement equal to one (1) day for each day of the Delivery Delay Period; and (b) if the Delivery Delay Period shall consist of more than sixty (60) days, then (in addition to the abatement described in clause (a) of this Section for the initial sixty (60) day period) Tenant shall be entitled to a Rent abatement equal to two (2) days for each day of the Delivery Delay Period after the sixtieth (60th) day.

(ii) Regardless of whether or not Substantial Completion has occurred by the Target Completion Date and regardless of whether Tenant receives any Rent abatement under Sections 22.4(b)(i), in addition to all of Tenant’s other rights and remedies, if Tenant is prevented in any way from using or occupying the Premises (either to perform construction or for the conduct of its business) by reason of any cause within the control of Landlord, or resulting from any negligent or willful acts of Landlord or any Landlord Representative, the following shall apply (each day that Tenant is prevented from using or occupying the Premises due to the provisions herein is referred to herein as the “LL Delay Period”): (a) if the LL Delay Period shall consist of sixty (60) or fewer days, then Tenant shall be entitled to a Rent abatement equal to one (1) day for each day of the LL Delay Period; and (b) if the Delivery Delay Period shall consist of more than sixty (60) days, then (in addition to the abatement described in clause (a) of this Section for the initial sixty (60) day period) Tenant shall be entitled to a Rent abatement equal to two (2) days for each day of the LL Delay Period after the sixtieth (60th) day.

Section 22.5 Performance of Landlord’s Work. Landlord shall, through its construction manager or its Affiliate, proceed with construction of Landlord’s Work. Landlord shall procure or cause its construction manager or Affiliate to procure and keep in effect throughout construction of Landlord’s Work, builder’s risk insurance in such amounts and with such carriers as Landlord deems necessary or desirable. Landlord’s Work shall comply with the requirements of all Applicable Laws and the REA as of the Substantial Completion Date.

Section 22.6 Labor Harmony. Tenant shall not be required to use union laborers for Tenant Improvements or any other work performed at any time during the Term; but until Landlord has completed Landlord’s Work, Tenant shall not use any contractors, workers, labor, material or equipment at the Premises who, or which, in Landlord’s reasonable judgment, has disturbed or may disturb harmony with any trade engaged in performing any work, labor or service for Landlord. In the event Tenant’s contractors, workers, labor, material or equipment shall violate the provisions of this Section 22.6, then Landlord shall have the right to cause Tenant to cease the use thereof.

Section 22.7 Punch List Items. Landlord shall endeavor to give Tenant five (5) Business Days prior notice of the date Landlord anticipates to be the Substantial Completion Date, but the Substantial Completion shall not be affected by Landlord’s failure to timely provide such prior notice. Within five (5) days following its receipt of Landlord’s notice, Tenant shall inspect or cause to be inspected Landlord’s Work for material compliance with the specifications of Landlord’s Work, and Tenant and Landlord shall agree that Substantial Completion has occurred and upon the Punch List Items. If Tenant and Landlord shall fail to reach agreement either that Substantial Completion has occurred or on the Punch List Items within five (5) Business Days following the end of the five (5) day period after Tenant’s receipt of Landlord’s notice, the disagreement shall be resolved by the Arbitrator. Promptly thereafter, Landlord shall undertake and diligently complete all Punch List Items within sixty (60) days, except for such Punch List Items that cannot with due diligence be completed within said period of sixty (60) days in which case Landlord shall undertake and diligently prosecute to completion such Punch List Items. After Tenant re-inspects the same, or causes the same to be re-inspected, Landlord shall continue to remedy any further defective or incomplete items until Landlord has completed all Punch List Items in accordance with the specifications of Landlord’s Work.

Section 22.8 Change Orders; Cost of Changes. Tenant may, without invalidating this Lease, order changes in the Landlord’s Work (“Changes”) in accordance with this Section 22.8. All Changes initiated for any portion of the Landlord’s Work shall be authorized by change orders signed by Landlord and Tenant (“Change Orders”), which shall be in the form annexed hereto as Exhibit D. If Tenant wishes to make a Change to the Landlord’s Work, then Tenant shall notify Landlord in writing of the requested Change. All Changes shall be subject to Landlord’s reasonable approval. Within five (5) Business Days after such request, or as soon thereafter as possible, Landlord shall either approve or disapprove the Change, and any rejection shall be accompanied by a statement in reasonable detail of the reasons therefor. If Landlord approves the Change, then Landlord shall issue a Change Order executed by Landlord, which shall specify Landlord’s good faith statement of the increased net costs of implementing the Change (a “Change Increase”) and the amount of Tenant Delay which Landlord in good faith anticipates shall result therefrom. Within five (5) Business Days after receipt of the Change Order executed by Landlord, Tenant shall either accept the Change Order by delivering an executed copy thereof to Landlord, or reject the Change Order, in which case the Change shall not be made. Within fifteen (15) days after Tenant executes the Change Order, Tenant shall deliver to Landlord the full payment of the Change Increase. If Tenant fails to deliver the executed Change Order to Landlord within such five (5) Business Day period, the Change shall not be made. If Tenant executes the Change Order, Landlord shall duly prosecute the Change in accordance with the requirements of the

Change Order. Tenant shall also pay any reasonable out-of-pocket expenses of Landlord payable to third parties (including the construction manager or Landlord’s Affiliate) incurred in connection with any proposed Change requested by Tenant which is not implemented. Tenant understands that Landlord shall not be obligated to stop any portion of construction while a Change proposed by Tenant is under consideration, unless Tenant requests such work stoppage in writing. Any delay resulting from a work stoppage requested for a Change by Tenant or any delay actually caused by reason of a Change Order relating to a Change requested by Tenant shall be deemed a Tenant’s Delay. Any dispute between Landlord and Tenant with respect to Changes or a Change Order hereunder (including whether a delay resulted) shall be resolved by the Arbitrator.

Section 22.9 Site Representatives. Tenant and Landlord shall each designate in writing one or more representatives to act on its behalf in dealings with the other party in matters relating to Landlord’s Work. Each of the representatives shall: (a) attend each project meeting relating to the construction of the Building; (b) be qualified to give authorizations, render decisions and take such other action as shall be required at such meetings; and (c) be authorized to approve Changes. Each party shall be bound by any consents or approvals given by such designated representatives. Except as hereinafter provided, either party may, at any time, change its designated representatives by giving a minimum of three (3) Business Days’ notice of a change of designation. The designated representatives shall exert their good faith efforts to render decisions and take actions in a timely manner so as to avoid unreasonable delay in the other party’s work and actions with respect to Landlord’s Work. Tenant hereby designates Daniel Steven Hafner as its designated representative. Landlord hereby designates Carl R. Kuehner as its designated representative. Neither Landlord nor Tenant shall change or add any designated representatives without notice to the other.

Section 22.10 Certificate of Occupancy. Tenant shall diligently obtain, and shall deliver to Landlord, any certificate of occupancy (temporary or permanent) for the Premises upon receipt thereof.

Section 22.11 Field Changes. Landlord shall have the right to make non-material changes to Landlord’s Work based upon field conditions, provided that Landlord shall give Tenant prompt notice thereof.

Section 22.12 Warranty. If, on or before the first anniversary of the Substantial Completion Date (or the completion date of a Punch List Item, as applicable), any of Landlord’s Work is found not to be in accordance with the specifications of Landlord’s Work or is otherwise defective, and Tenant gives notice of same to Landlord (multiple notices from time to time within the period specified above being permitted), then Landlord shall correct the defective work promptly after receipt of the specific notice, anything in Article 10 herein to the contrary notwithstanding. Time shall be of essence in giving notice to Landlord of any defect in Landlord’s Work. Anything herein to the contrary notwithstanding, Landlord shall not be responsible for defects in Landlord’s Work to the extent caused by the negligence or willful act of Tenant or any of the Tenant Parties.

Section 22.13 No Changes by Landlord to Landlord’s Work. Notwithstanding anything to the contrary contained herein, but subject to Section 22.11, Landlord shall not materially amend, modify or otherwise change Landlord’s Work, in each case without Tenant’s written consent; it being acknowledged that Tenant is relying on Landlord’s performance of Landlord’s Work as a material inducement to Tenant entering into this Lease.

ARTICLE 23

Intentionally Omitted

ARTICLE 24

Environmental Obligations.

Section 24.1 Landlord’s Environmental Indemnification.

(a) On the Substantial Completion Date, the Property shall be free of Hazardous Materials, except Hazardous Materials that are: (i) present at the Property in compliance with Environmental Laws including, without limitation, Hazardous Materials ordinarily used in a first-class office building; (ii) the subject of any ongoing remediation and/or monitoring program as approved by the Connecticut Department of Environmental Protection or a “licensed environmental professional” within the meaning of Connecticut General Statutes §22a-134 et seq., or (iii) present at the Property as a result of Tenant’s actions but in no event shall any Hazardous Materials exist in the Premises as of the Commencement Date other than in minor quantities typical for office needs. Landlord, at its expense, shall cause any ongoing remediation and/or monitoring program as referred to in this Section 24.1(a) to be diligently performed to completion, and Landlord shall have access to the Land at all times, upon reasonable prior notice, for the purpose of performing such remediation and/or monitoring. Landlord shall indemnify Tenant and the Tenant Parties and hold Tenant and the Tenant Parties harmless with respect to all liabilities, costs and expenses (including reasonable attorneys’ fees) arising from (A) the presence of Hazardous Materials on the Property or the Premises other than as permitted hereunder, and (B) any violation of Environmental Laws with respect to the Property at any time during the Term, provided that the condition described in clause (A) or (B) was (i) not caused by Tenant or any Tenant Party or by any other tenant at the Property, or (ii) caused by Landlord’s failure to comply with its obligation to cause the Property to be free of Hazardous Materials on the Substantial Completion Date as described in the first sentence of this subsection 24.1(a). Landlord shall remediate any condition for which Landlord is providing indemnification under this Section in accordance with all applicable requirements of Environmental Laws. Tenant shall not be liable for the presence of any Hazardous Materials on the Property or the Premises or the violation of any Environmental Law with regard to the Property or the Premises that is caused by Landlord or any of Landlord’s Representatives or that existed at the Premises as of the Substantial Completion Date, except with respect to any condition caused by, but only to the extent caused by, the actions or inactions of Tenant or the Tenant Parties, including actions or inactions that exacerbate any environmental condition present on the Premises prior to the date of execution of this Lease. In addition to the foregoing indemnification, Landlord hereby agrees to indemnify, protect, defend, save and hold Tenant and the Tenant Parties harmless from and against all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, fees, damages, losses, costs and expenses (including, without limitation, reasonable legal expenses and attorneys’ fees with respect to the same) (“Losses”), in any way relating to, connected with or arising out of any environmental condition relating to the time period prior to the Substantial Completion Date, including, without limitation, any debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, costs and expenses in any way relating to, connected with or arising out of the foregoing. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Landlord may have to Tenant at common law, under all Applicable Laws or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, without limit of time.

(b) Landlord shall notify Tenant, promptly upon Landlord’s learning thereof, of any:

(i) notice of violation to Landlord or awareness by Landlord of a condition which might reasonably result in a notice of violation of any applicable Environmental Law with respect to the Property; and

(ii) release of Hazardous Materials on the Property or presence of Hazardous Materials on the Property in violation of Environmental Laws, except such releases or presence caused by Tenant or any of the Tenant Parties.

Section 24.2 Tenant’s Environmental Indemnification.

(a) Tenant shall, with respect to any environmental issue first occurring on and after the Substantial Completion Date but only to the extent caused by Tenant or any Tenant Party (or in the case of any violation of Environmental Laws to the extent caused by the acts or omissions of Tenant or the Tenant Parties, at any time), (i) comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority); (ii) prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws); (iii) not install or permit the installation on the Premises of any surface impoundments, underground storage tanks, PCB-containing transformers or asbestos-containing materials; and (iv) cause any Tenant Improvements and Alterations to be done in a way so as to not expose in an unsafe manner the persons working in or visiting the Premises to Hazardous Materials, and in connection with any such Tenant Improvements and Alterations shall remove any Hazardous Materials present upon the Premises which were introduced by Tenant or the Tenant Parties and which are not in compliance with Environmental Laws or which present a danger to persons working in or visiting the Premises.

(b) Tenant shall protect, defend, indemnify and hold harmless Landlord, its direct and indirect members, partners, shareholders, beneficiaries, managers, Mortgagees, directors, officers, Landlord’s Representatives, and any successors and assigns from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorneys’ and consultants’ fees, fines, penalties and civil or criminal damages, and including loss of value, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises during the Term and first occurring on and after the Commencement Date, including without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, to the extent caused by Tenant or any Tenant Party. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law, under all Applicable Laws or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, without limit of time but subject to any applicable statute of limitation. The representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease shall be automatically assigned to subsequent parties in interest to the chain of title to the Property and Mortgagees, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease.

(c) Landlord shall have the right to cause to be performed by site reviewers (the “Site Reviewers”) environmental site investigations and assessments on the Land not more than once every twelve (12) months, unless Landlord has reasonable cause to believe there are Hazardous Materials present therein in violation of Applicable Laws (each, a “Site Assessment”) for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. Each such Site Assessment may include both above and below ground testing for environmental damage or the presence of Hazardous Materials on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the use of Hazardous Materials in the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (to the extent in Tenant’s possession or control) and shall make reasonably available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Provided that such Site Assessment confirms the existence of a material violation of Environmental Laws with respect to the Premises for which Tenant is responsible under this Section, the cost of performing and reporting such Site Assessment shall be paid by Tenant within thirty (30) days after demand by Landlord together with reasonable backup documentation therefor; in all other events such costs shall be payable by Landlord. Landlord, promptly after the completion thereof and written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of such Site Assessments.

(d) Tenant shall notify Landlord, promptly upon Tenant’s learning thereof, of any:

(i) notice or claim to the effect that Tenant or any other Person is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

(ii) notice that Tenant or any other Person is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

(iii) notice that the Premises are subject to an environmental lien;

(iv) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Property or the value of the Property; or

(v) release of Hazardous Materials on the Property or presence of Hazardous Materials on the Property in violation of Environmental Laws.

Section 24.3 Environmental Condition of the Property.

(a) Landlord’s Compliance with the Connecticut Transfer Act. Tenant acknowledges that it is aware of the presence of certain Hazardous Materials in soil and groundwater at the Property. Landlord, pursuant to a Form III filing filed with the Connecticut Department of Environmental Protection (“CTDEP”) is responsible for investigating, remediating and monitoring such Hazardous Materials in compliance with Connecticut’s Remediation Standard Regulations, Conn. Adm. Regs. 22a-133k-1 et seq. (“RSRs”). The documents set forth in Exhibit I collectively constitute the Landlord’s Remedial Action Plan (“RAP”) for the Property. Tenant hereby consents to the Landlord’s performance of all actions set forth in the RAP and Tenant shall not undertake any actions that adversely affect Landlord’s ability to implement the RAP, but Landlord represents that the construction of Landlord’s Work and Tenant’s Improvements and use of the Premises, including for the purposes intended by Tenant as permitted in this Lease, shall not affect Landlord’s ability to implement the RAP. Tenant further consents to all other actions that Landlord may determine are required to comply with the RSRs, provided that such actions do not interfere with Tenant’s use, occupancy and enjoyment of the Premises other than to a de minimis extent.

(b) Tenant’s Compliance with Environmental Land Use Restrictions and Obligation not to Damage or Destroy Site Remediation Equipment.

(i) Pursuant to Landlord’s obligation to comply with the RSRs as set forth in subsection 24.3(a), Landlord has installed certain equipment and monitoring wells on or in proximity to the Property (“Remediation Equipment”). Tenant shall not damage or destroy the Remediation Equipment, and to the extent that Tenant does damage or destroy such Remediation Equipment, Tenant shall promptly upon receipt of an invoice from Landlord, pay to Landlord, all actual, third-party costs, fees and expenses incurred by Landlord to repair or replace such Remediation Equipment.

(ii) Pursuant to the terms of the RAP, and as otherwise may be required to comply with the RSRs, Landlord may record on the Stamford Land Records certain environmental land use restrictions (“ELURs”) on the Property as permitted by the RSRs, provided, however, that no ELUR may interfere with Tenant’s use, occupancy and enjoyment of the Premises other than to a de minimis extent. The RAP currently contemplates that an ELUR will be filed which restricts the ability to conduct activities that would damage an engineered control on the Property. Each ELUR shall be considered a Permitted Encumbrance and Tenant agrees to comply with all of the terms and conditions of the ELUR from and after the date that it is recorded on the Stamford Land Records and a copy thereof is provided to Tenant. In addition to the foregoing, Tenant covenants and agrees, on behalf of itself and its successors and assigns, that it will, in connection with the recording of an ELUR, agree to execute, at its expense, and deliver promptly any agreement that Landlord may provide to Tenant on term otherwise reasonably acceptable to Tenant in order to subordinate its interests in this Lease to the terms and conditions of the ELUR. Furthermore, Tenant shall require that any subtenant, assignee or successor agree in writing to be bound by the terms of this Article 24 in the same manner, and to the same extent, as Tenant.

ARTICLE 25

Access; Change in Facilities

Section 25.1 Changes in Facilities. Intentionally omitted.

Section 25.2 Installation. Intentionally omitted.

Section 25.3 Access. Landlord or Landlord’s agents shall have the right to enter the Premises during Business Hours, upon reasonable prior notice to Tenant to exhibit the Premises to a prospective tenant or others during the last twelve (12) months of the Term.

Section 25.4 Name; Management. Tenant shall have the right to name the Building and to change such name from time to time, subject to Landlord’s reasonable consent. Landlord and Tenant agree that Landlord’s Affiliate, BLT Management, LLC, shall manage the Building, subject to change by Landlord from time to time, provided that at all times the Building shall be managed in a first-class manner consistent with the standard for Comparable Buildings.

Section 25.5 Constructive Eviction. Except as otherwise expressly set forth in this Lease, the proper exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or Landlord’s agents, or upon the holder of a Mortgage.

ARTICLE 26

Inability to Perform

Section 26.1 Unavoidable Delay. Except where otherwise expressly provided herein, this Lease and the obligation of Landlord and Tenant to perform all of the covenants and agreements hereunder on the part of either party to be performed (including, without limitation, Tenant’s obligation to pay Rent hereunder) shall in no way be affected, impaired or excused because Landlord or Tenant, as the case may be, due to Unavoidable Delay, is: (a) unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by such party; or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied; or (c) unable to make or delay in making any repairs, replacements, additions, alterations or decorations; or (d) unable to supply or delayed in supplying any equipment or fixtures. Landlord and Tenant shall in each instance exercise reasonable diligence to effect performance when and as soon as possible; provided, however, that neither party shall be under any obligation to pay overtime labor rates. Notwithstanding the foregoing, (i) lack of funds shall not be deemed a cause beyond either party’s reasonable control; and (ii) the provisions of this Section shall not excuse Tenant from its obligation to pay Rent except as expressly provided in this Lease.

ARTICLE 27

Waivers

Section 27.1 Counterclaims. In the event Landlord commences any summary proceeding or other action for possession of the Premises, Tenant shall not interpose any counterclaim in any such proceeding (unless Tenant would waive such counterclaim by failing to interpose the same in such proceeding).

Section 27.2 Trial by Jury. To the extent permitted by Applicable Laws, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

Section 27.3 No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether of a similar nature or otherwise.

Section 27.4 Specific Examples. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

(a) No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises.

(b) The receipt or acceptance by Landlord of Rent with knowledge of breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

Section 27.5 Survival. The provisions of this Article shall survive the expiration or any sooner termination of this Lease.

ARTICLE 28

Quiet Enjoyment

Section 28.1 Covenant. So long as this Lease shall be in full force and effect, Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises during the Term without hindrance or molestation by or from anyone claiming by, through or under Landlord, subject to the other terms of this Lease.

ARTICLE 29

Rules and Regulations

Section 29.1 Compliance. Tenant and the Tenant Parties shall observe and comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit E, and of the REA, and such reasonable changes thereto (whether by modification, elimination or addition) and such other reasonable rules and regulations applicable to the Park as Landlord hereafter may make and communicate by thirty (30) days’ prior notice to Tenant (collectively, “Rules and Regulations”). No change in the Rules and Regulations may adversely affect Tenant’s rights and obligations under this Lease except to a de minimis extent.

Section 29.2 Enforcement. The manner of enforcement or the failure of Landlord to enforce the REA or any of the Rules and Regulations against Tenant or any other entity subject to the REA or the Rules and Regulations shall not be deemed a waiver of the REA or of any such Rules and Regulations, and Landlord shall not be liable to Tenant for violation of the same by any other such entity and its employees, agents, visitors or licensees, except that Landlord shall not enforce the REA or any Rule or Regulation against Tenant which Landlord shall not then be enforcing (or attempting in good faith to enforce) against all other such entities subject to the REA or the Rules and Regulations and in all events Landlord shall enforce the same on a non-discriminatory basis.

ARTICLE 30

Shoring; Nature of Accidents

Section 30.1 Access to the Premises. If an excavation or other substructure shall be undertaken or authorized upon land adjacent to the Building or in subsurface space, Tenant, without liability on the part of Landlord therefor (except if due to the negligence, act or omission (where there is a duty to act) of Landlord or Landlord’s Representatives), shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall use reasonable efforts to have such entry accomplished during reasonable hours and within a reasonable time in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord’s request. The said license to enter shall not constitute an actual or constructive eviction, in whole or in part, or, except as otherwise expressly set forth in this Lease, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s agents. Landlord shall exercise its rights under this Section in a manner that will not unreasonably interfere with Tenant’s use of the Premises or Tenant’s operation in the Premises.

Section 30.2 Notice. Tenant shall give prompt notice to Landlord of: (a) any material accident in or about the Premises of which Tenant has notice; (b) any fire in the Premises of which Tenant has notice; (c) any and all damages to or defects in the Premises of which Tenant has notice including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord’s property; and (d) all damage to or defects in any parts or appurtenances of the Base Building Systems located in or passing through the Premises.

Section 30.3 Window Cleaning. Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises from the outside without Landlord’s prior written consent and unless the equipment and safety devices required by law, ordinance, rules and regulations are provided and used. Tenant shall indemnify Landlord and Landlord’s Representative for all losses, damages or fines suffered by them as a result of the Tenant requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside by Tenant’s contractor or in violation of the requirements of the aforesaid laws, ordinances, regulations and rules.

ARTICLE 31

Brokerage

Section 31.1 Representation; Payment. Landlord and Tenant each represent to the other that in the negotiation of this Lease it has not dealt with any real estate broker other than Cushman and Wakefield of Connecticut, Inc. and Prime Real Estate, LLC (collectively, the “Broker”). Each party shall indemnify the other and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and reasonable attorneys’ fees. Landlord shall pay Broker pursuant to a separate commission agreement and hereby agrees to indemnify and hold harmless Tenant for any claims for commissions or other sums, and any losses, damages and expenses, including court costs and reasonable attorneys’ fees, arising from claims made by Broker. Landlord shall have no liability for brokerage commissions arising out of a sublease or assignment by Tenant, and Tenant shall indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such sublease or assignment.

ARTICLE 32

Notices

Section 32.1 Notices. Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any Applicable Law, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by certified mail with return receipt or overnight courier delivery with receipt of delivery, or delivery refused, addressed to the other parties, as follows:

If to Landlord:

Yale & Towne SPE LLC 100 Washington Boulevard, Suite 200 Stamford, CT 06902 Attn: Paul J. Kuehner

and to:

Yale & Towne SPE LLC 100 Washington Boulevard, Suite 200 Stamford, CT 06902 Attn: David Fite Waters, Esq.

If to Tenant prior to the Occupancy Date:

Kayak Software Corporation 55 North Water Street Norwalk, CT 06854 Attn: Daniel Steven Hafner

with a copy to:

Kayak Software Corporation 55 North Water Street Norwalk, CT 06854 Attn: Benjamin Berman, Esq.

Upon the Occupancy Date, Tenant’s address for notices shall be at the Premises, to the attention of Daniel Steven Hafner, with a copy to Tenant’s counsel as listed above.

Any party listed in this Section may, by notices as aforesaid, designate a different address for addresses for notices, statements, demands or other communications intended for it.

ARTICLE 33

Estoppel Certificate; Financial Data; Notice of Lease

Section 33.1 Estoppel.

(a) At any time and from time to time, Tenant shall, within ten (10) Business Days after notice by Landlord or a Mortgagee, execute, and deliver to Landlord and/or such Mortgagee a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Rent Commencement Date, the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (v) to Tenant’s knowledge that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Landlord or any current or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any current or prospective purchaser or mortgage lender of the Premises or any part thereof.

(b) At any time and from time to time, Landlord shall, within ten (10) Business Days after notice by Tenant, execute, and deliver to Tenant and/or such third parties as Tenant may specify in such notice, a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Rent Commencement Date, the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Landlord of any default by Landlord hereunder which has not been cured, except as to defaults specified in such certificate; (v) to Landlord’s knowledge that Tenant is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Tenant, any prospective assignee of this Lease, or other party then dealing with Tenant. Any such certificate may be relied upon by Tenant, any prospective assignee of this Lease, or other party then dealing with Tenant.

Section 33.2 Financial Data. If Tenant is not a publicly traded entity, Tenant shall deliver to Landlord and any Mortgagee, within 30 days after written request therefor each year, the following information at the following times for each year during the Term:

(a) within 120 days after the end of each fiscal year of Tenant, (A) an audited balance sheet of Tenant and its consolidated subsidiaries, if any, at the end of such year, (B) an audited statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and (C) an audited statement of cash flows of Tenant and its consolidated subsidiaries, if any, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized standing selected by Tenant; and

(b) within 45 days after the end of each of the first three (3) fiscal quarters of Tenant (i) a balance sheet of Tenant and its consolidated subsidiaries at the end of such quarter, (ii) statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and (iii) a statement of cash flows of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant, as applicable having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, as applicable, consistently applied.

Section 33.3 Notice of Lease. At Tenant’s request, Landlord shall execute, acknowledge and exchange with Tenant a statutory Notice of Lease with respect to this Lease sufficient for recording in the form attached as Exhibit G and which Tenant may record in the Stamford Land Records. Such Notice shall not in any circumstance be deemed to change or otherwise affect any of the terms, covenants and conditions of this Lease.

ARTICLE 34

Security Deposit

Section 34.1 Security Deposit.

(a) Tenant has deposited with Landlord the amount of $500,000.00 (the “Security Deposit”), the receipt whereof (if by check, subject to collection), is hereby acknowledged. The Security Deposit shall be held as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior consent of Landlord in each instance, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

(b) If any Rent or any other charges or sums payable by Tenant to Landlord shall be overdue and unpaid beyond any applicable notice and grace period, then Landlord may, at its option, and without prejudice to any other remedy that Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof (i) as may be reasonably necessary to compensate Landlord toward the payment of Rent or other sums due from Tenant, or (ii) towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant which Landlord is entitled to receive under this Lease, or (iii) towards any third-party expenses which are the responsibility of Tenant under this Lease. In such event, Tenant shall, within twenty (20) days after Landlord gives to Tenant notice thereof together with reasonable backup documentation thereof, restore the Security Deposit to the original amount deposited. The Security Deposit, or any balance remaining after any permissible deductions, shall be returned in full to Tenant within thirty (30) days after the date of the termination of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

(c) In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or it successors or assigns, if any, the Security Deposit shall be deemed to be applied first to the payment of any Rent and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord’s damages.

(d) Landlord shall cause the delivery of the Security Deposit to the purchaser of Landlord’s interest in the Building if such interest be sold or transferred, and thereupon (provided such transferee assumes same in writing) Landlord shall be discharged and released from all further liability with respect to the Security Deposit or the return thereof to Tenant. Tenant shall look solely to the new landlord for the return of the Security Deposit to the extent so transferred, and this provision shall also apply to any subsequent transferees. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be responsible for the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the Security Deposit.

(e) The Security Deposit shall not be commingled with any other monies whatsoever.

(f) The Security Deposit shall be reduced in accordance with the following schedule, provided and on condition that there shall not be an Event of Default under this Lease at the time of the scheduled reduction and there has not been a previous Event of Default under this Lease for which Landlord, in its sole discretion, accepted a cure from Tenant. Notwithstanding the foregoing, if at the time of the scheduled reduction there is an event which with notice or the passage of time or both would constitute an Event of Default, then the scheduled reduction in the Security Deposit shall not occur unless the matter is cured within the applicable cure period prior to the occurrence of an Event of Default. The scheduled reductions in the Security Deposit are as follows:

Reduction Date	Remaining Security Deposit

End of Lease Year 2	$400,000.00

End of Lease Year 3	$300,000.00

End of Lease Year 4	$200,000.00

Such reduction in the Security Deposit shall be delivered by Landlord to Tenant within ten (10) days after the expiration of the applicable Lease Year; provided, if the Security Deposit is a Letter of Credit in accordance with Section 34.2, Landlord shall not deliver the reduction to Tenant but shall reasonably cooperate with Tenant, at Tenant’s request, to effectuate a corresponding reduction in, or substitution of, the Letter of Credit.

Section 34.2 Alternative Security. Tenant shall have the right at any time to substitute an unconditional irrevocable letter of credit, substantially in the form annexed hereto as Exhibit J or such other form as is reasonably acceptable to Landlord (“Letter of Credit”), as the Security Deposit, in an amount equal to the required security at the time of such substitution. The Letter of Credit shall be issued by a lending institution with an office for presentation of the Letter of Credit in the New York metropolitan area, reasonably satisfactory to Landlord. In the event that Tenant elects to issue the Letter of Credit, the Letter of Credit shall either (a) expire on the date which is sixty (60) days after the Lease Expiration Date (the “LC Date”), (b) be automatically self-renewing until the LC Date, or (c) if the Letter of Credit expires prior to the LC Date and is not self-renewing, provide the Landlord with a sixty (60) day period to draw on the Letter of Credit following notice to Landlord that the Letter of Credit will not be renewed. Upon the occurrence of an Event of Default, Landlord shall be entitled to use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Fixed Rent, Additional Rent, or any other sum as to which Tenant is in default of (and may draw on the entire Letter of Credit for such purposes), or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damages or deficiency in reletting the Premises accrued before or after any summary proceedings or other re-entry by Landlord. In the event of a transfer of Landlord’s interest in the Property, Landlord shall have the right to transfer the Letter of Credit to the transferee, without cost to Landlord, provided that the transferee has agreed in writing to assume all of Landlord’s obligations under this Article 34, and Tenant shall thereafter be bound to transferee under the terms of the Letter of Credit. Tenant shall be solely responsible for payment of any and all costs and expenses associated with the transfer of the Letter of Credit. This provision shall apply to every transfer or assignment made of the Letter of Credit to a new landlord or to a Mortgagee. The Letter of Credit shall not be assigned or encumbered by Tenant and any attempted assignment or encumbrance by Tenant shall be void.

ARTICLE 35

Miscellaneous

Section 35.1 Miscellaneous Provisions.

(a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

(b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof.

(c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant.

(d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(e) This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.

(f) Except as otherwise expressly provided in this Lease, (i) term “Landlord” as used in this Lease shall mean only the owner or owners of the Premises at the time in question, (ii) in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord’s obligations thereafter to be performed hereunder, and (iii) the obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

(g) This Lease shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

(h) LANDLORD AND TENANT HEREBY SUBMIT TO EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF CONNECTICUT AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CONNECTICUT (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER AND WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF TENANT OR LANDLORD. WITH RESPECT TO A SUIT COMMENCED IN A COURT LOCATED IN THE STATE OF CONNECTICUT, LANDLORD AND TENANT HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (i) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION; (ii) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; OR (iii) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER LANDLORD AND TENANT OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED UPON LANDLORD AND TENANT AT THE ADDRESS FOR NOTICE TO SUCH PERSON IN THIS LEASE. TENANT AND LANDLORD EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THIS LEASE.

(i) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Property (including, without limitation, (A) all rent or other consideration received by landlord in respect of its estate in the Property, (B) the proceeds of a sale, financing or refinancing of the Property, Landlord’s estate or interest therein, and (C) any insurance proceeds or condemnation awards relating to any portion of the estate or the Property; provided, that for each of clauses (A), (B) and (C) above in this Section 35.1, such rent, consideration and proceeds shall only be included if and to the extent that same are in the possession and control of Landlord and have not been distributed or disbursed to any other Person) and not against any other assets, properties or funds of (i) Landlord or any manager, director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its managers (or any legal representative, heir, estate, successor or assign of any thereof); (ii) any predecessor Person of Landlord or its managers, either directly or through Landlord or its predecessor Person of Landlord or its general partners; and (iii) any other Person. Notwithstanding the foregoing, Tenant does not waive its right to make any claim of fraudulent conveyance. The right of Tenant to enforce any claim against rent received by Landlord shall not, except to the extent expressly provided in this Lease, include the right of Tenant to set off the Rent due from Tenant to Landlord or the right to abate the Rent due from Tenant to Landlord.

(j) Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), the Mortgagee (but only if Mortgagee shall assume the rights and obligations of Landlord), Tenant and their respective successors and assigns shall have any rights under this Lease.

(k) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (i) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

(l) In the event of the termination of this Lease as herein provided, the obligations and liabilities of Landlord and Tenant, as the case may be, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination.

(m) This Lease is intended as, and shall constitute, a true lease, and Landlord and Tenant shall report their interests herein of accounting, tax and all other purposes as a true lease and shall not take any action or position inconsistent therewith.

(n) Landlord shall, at Tenant’s request and expense, reasonably cooperate with Tenant (including, without limitation, providing Tenant and/or any federal, state or municipal governmental agency and/or quasi-governmental agency as directed by Tenant, any necessary documents, instruments and/or information under the control of Landlord and executing and delivering any documents reasonably requested by Tenant and/or any such governmental agency (including, without limitation, any required Department of Revenue Exemption Certificate), (i) to enable Tenant to attempt to obtain a sales tax exemption with respect to materials used in construction of the Tenant Improvements, and (ii) to enable Tenant to attempt to obtain any other federal, state and/or municipal government economic incentives, including, without limitation, from the Connecticut Department of Economic and Community Development and the Connecticut Development Authority. Tenant acknowledges that it will not pursue or accept incentives from the State of Connecticut or from any other governmental entity to the extent that such incentives, if granted, would reduce the Property Taxes.

(o) Each party shall, at the other party’s (the “Requesting Party”) request and expense, reasonably cooperate with the Requesting Party (including, without limitation, providing the Requesting Party with any necessary documents, instruments and/or information under the control of such party and executing and delivering any documents reasonably requested by the Requesting Party) to enable the Requesting Party to attempt to obtain LEED compliance certification with respect to the Requesting Party’s activities at the Premises, the Building and/or the Park.

(p) In the event that any Mortgagee reasonably requests changes, modifications or amendments to this Lease or otherwise requires additional documentation from Tenant as a condition to providing a loan to Landlord secured by a Mortgage on the Premises, Tenant agrees to make (at no cost to Tenant) any such changes, modifications or amendments so long as they do not decrease Tenant’s rights or increase Tenant’s obligations hereunder or affect Tenant’s use of the Premises, in either case by more than a de minimis extent, or in any way increase the financial obligations of the Tenant hereunder or require Tenant to provide any financial information other than as described in Section 33.2.

(q) Landlord may grant easements, licenses, rights of way or similar rights, or release or amend any such easements or rights with respect to the Property, so long that such actions do not decrease Tenant’s rights or increase Tenant’s obligations hereunder or affect Tenant’s use of the Premises, in either case by more than a de minimis extent, or in any way increase the financial obligations of Tenant hereunder. Tenant shall reasonably cooperate with Landlord in connection therewith, at no cost to Tenant.

(r) TIME SHALL BE OF THE ESSENCE with respect to the dates for taking all actions under this Lease, except as otherwise specified.

(s) Subject to the exclusions below, each of Landlord and Tenant agrees to keep the terms of this Lease confidential, except that each of Landlord and Tenant may issue press releases regarding the execution of this Lease (and make comments to media inquiries that are consistent with such press releases), provided any such press release is mutually agreed to by the parties. Except in a Press Release or as may be required (1) by Applicable Laws, (2) by a court of competent jurisdiction in connection with any action or proceeding before a court of competent jurisdiction, (3) to be disclosed to a party’s attorneys, accountants and other professionals in connection with any dispute between Landlord and Tenant or in connection with the negotiation of this Lease, or (4) to be disclosed in Landlord’s or Tenant’s financial statements or as part of the financing or sale of the Property, the terms of this Lease shall be kept confidential by the parties and no disclosure of same or any public disclosure mentioning Tenant’s name or Landlord’s name shall be made without the reasonable approval of the non-disclosing party.

(t) Landlord represents and warrants to Tenant that:

(i) (x) Landlord is a duly formed and validly existing limited liability company authorized to do business in the State of Connecticut and (y) the execution, delivery and performance by Landlord of this Lease has been duly authorized by all necessary limited liability company action and Landlord has all rights, power and authority necessary to enter into this Lease; and

(ii) Landlord is the owner of fee-simple title to the Property.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.

Landlord:

YALE & TOWNE SPE LLC

By:	/s/ Carl R. Kuehner
Name: Carl R. Kuehner
Title: Manager

Tenant:

KAYAK SOFTWARE CORPORATION

By:	/s/ Daniel Stephen Hafner
Name: Daniel Stephen Hafner
Title: CEO and Founder

EXHIBIT A

PROPERTY DESCRIPTION

ALL THAT CERTAIN real property situated in the City of Stamford, County of Fairfield and State of Connecticut, being known and designated as Unit Y1 of Yale & Towne Planned Community, together with all appurtenances thereto, all as more particularly designated and described in a certain Declaration of Yale & Towne Planned Community dated August 13, 2008 and recorded in Volume 9425 at Page 1 of the Stamford Land Records, as amended from time to time.

The premises are held together with and subject to the terms, conditions, rights, interests, agreements, obligations and easements contained in the Declaration including, without limitation an interest in the Common Elements appertaining to the Unit (as described in the Declaration).

EXHIBIT B

PERMITTED ENCUMBRANCES

1. The burdens, restrictions, terms, conditions, covenants, agreements, obligations, easements and other provisions set forth or referred to in the Declaration of Condominium entitled “Declaration of Yale & Towne Planned Community” made by Antares Yale & Towne SPE, LLC, a Connecticut limited liability company, under the Connecticut Common Interest Ownership Act, Chapter 828 of the General Statutes (as it may be amended from time to time), dated August 13, 2008 and recorded in Book 9425 at page 1 of the Stamford land records.

2. First Amendment to Declaration, dated June 30, 2009 and recorded July 1, 2009 in Book 9643 at page 38 of said records.

3. Tri-Party Agreement by and among Yale & Towne SPE, LLC, Fairway Stamford LLC and Yale & Towne Planned Community Association, Inc., dated August 20, 2009 and recorded October 7, 2009 in Book 9722 at page 213 of said records and re- recorded November 12, 2009 in Book 9747 at page 221 of said records.

4. Assumption Agreement by Seven Yale & Towne LLC, Six Yale & Towne LLC, HS Lofts One LLC, HS Lofts Two LLC, HS Lofts Three LLC, HS Lofts Four LLC and HS Lofts Five LLC, dated November 13, 2009 and recorded November 24, 2009 in Book 9756 at page 228 of said records.

5. Agreement by and between Yale & Towne SPE, LLC and Fairway Stamford LLC, dated August 20, 2009 and recorded October 7, 2009 in Book 9722 at page 190 and re-recorded November 12, 2009 in Book 9747 at page 249 of said records.

6. Presentation of Harbor Point Infrastructure Improvement District, dated January 17, 2008 and recorded January 18, 2008 in Book 9244 at page 281 of said records. (filed map numbered 14243 of said records)

7. Interlocal Agreement by and between the City of Stamford and Harbor Point Infrastructure Improvement District, dated July 1, 2008 and recorded July 11, 2008 in Book 9397 at page 178 of said records.

8. First Amendment to Interlocal Agreement dated October 28, 2009 and recorded January 13, 2010 in Book 9793 at page 104 of said records.

9. Community Association Maintenance Assumption Agreement (Yale & Towne), dated as of January 1, 2010 and recorded February 4, 2010 in Book 9811 at page 1 of said records.

EXHIBIT C

LANDLORD’S WORK

Landlord’s work shall be completed in accordance with the project specifications set forth below, shall be limited to the work set forth below and shall exclude all other work on the Premises or elsewhere.

WINDOWS

Landlord shall repair windows as necessary (i.e. fix the existing single pane windows) and install interior storm windows consisting of 5/32” tempered clear glass.

LIGHTING

To be provided by tenant.

PLUMBING SYSTEM

Landlord shall provide a valved and capped domestic cold water line, and a sanitary sewer line to the Premises. Tenant shall connect to Landlord’s plumbing system and extend services within the Premises according to Tenant’s approved plans.

FLOOR

The floor is level concrete with a hard trowel finish. The floors shall permit floor loads appropriate for normal and customary office use. The lowest floor level shall be sealed and dry.

CEILING

All work related to ceiling and ceiling treatments shall be the responsibility of Tenant. All ceilings and ceiling treatments shall be of non-combustible material reasonably approved by Landlord.

H.V.A.C.

Landlord will supply Tenant with two units of HVAC providing 50 tons of HVAC pursuant to the attached proposal dated May 17, 2012 from Main Enterprises Inc. (units supplied and installed only, no duct work or wiring). Tenant to submit HVAC requirements, structural supports and location to Landlord for reasonable approval as required by Landlords structural engineer.

FIRE PROTECTION

The tenant area will be protected by a firewall depending on the codes and area being protected. If it is a wet system Landlord shall provide service into building and Tenant will be responsible for the sprinkler system accordingly.

ELECTRICAL

1.	All work done in strict accordance with the National Electric Code and local codes and amendments.

2.	Panel and service to be a minimum of 120/208 volt, three (3) phase 4 wire for each shop space.

3.	Electrical panel and conduit feed sizes shall be 600A panel with conduit for 600A

*Additional power required shall be at the Tenants sole cost

Landlord shall deliver 6 watts demand load per usable square foot exclusive of HVAC. Tenant shall have the right to redistribute electricity throughout its Premises as desired to support its operations, subject to Landlord’s reasonable approval.

UTILITIES

Utilities with meters and all applicable fees paid which are required to bring and initiate service to the Premises. Utilities shall be in accordance with Landlord’s plans and specifications and as follows:

i.	Water Service: Per applicable building code, three-quarter inch (3/4”) line minimum.

ii.	Natural Gas Service: Supply one (1) one and one-half inch (1 1/2”) gas line.

iii.	Sewer Service: Per applicable building code, 4” minimum sewer line.

iv.	Telephone/Alarm Service: One and one-half inch (1 1/2”) minimum conduit with pull wire.

v.	Fire Protection: Fire main tap and backflow preventer shall be provided per local building code, if required.

vi.	Account Information: All utility accounts are to be established by Tenant.

vii.	Telephone: Previously installed telephone service or empty 2” conduit for telephone services.

CONSTRUCTION DEBRIS

At the time Landlord delivers the Premises to Tenant, the Premises shall be in broom clean condition.

ADA COMPLIANCE

Landlord will provide ADA compliant access to at least one entrance to the Building. When the adjacent garage is built the access from the garage to the entrance to the lowest floor of the Building will satisfy ADA requirements; if that does not occur by the time Tenant is ready to obtain a CO after performing the Tenant Improvements then Landlord will provide a temporary (but Building Code-satisfactory) ADA compliant access until the garage access is available. It shall be Tenant’s responsibility to design the Tenant Improvements to meet ADA requirements from the exterior doorway(s) in. Landlord acknowledges that the front door of the Building is not level with a main floor of the Building, and if the front door is to serve as the temporary ADA compliant access it shall be Landlord’s responsibility to provide ADA compliant access from the front door to a main floor.

ELEVATOR

Landlord will provide Tenant with an allowance of $75,000 for an elevator to meet ADA requirements for the Building.

COMMON AREAS

Landlord is responsible for all paving, sidewalks, lighting, curbs, gutters, storm drains, sewers, landscaping, parking areas, lighting and irrigation on the Property and within the Park. This shall include any exterior patio areas or sidewalks that Tenant may be permitted under the Lease to use for the conduct of Tenant’s business. Tenant is responsible for areas exclusively used by Tenant.

EXCLUSIONS

All items not listed in the Landlord’s Work as herein above defined.

BETTER BUSINESS CLIMATES est. 1919

May 17, 2012

BLT	RE:	3 story office building

Stamford, CT

Attn: John Vanek

We are pleased to submit our budget proposal to supply and install the following as per our conversation

HVAC:

•	(1) 30 ton fan coil units with filter section, DX coils, hot water coils, fan section & 5yr limited compressor warranty

•	(1) 30 ton condensers

•	(1) 20 ton fan coil units with filter section, DX coils, hot water coils, fan section & 5yr limited compressor warranty

•	(1) 20 ton condensers

•	Renovation taxes

HVAC Total Price:	$*49,058.00
*Subject to agreeable terms and conditions

Price is for units to be shipped to site and off loaded and inspected by others.

In hopes that you find this proposal favorable, I look forward to hearing from you.

Sincerely,

Steven Simeonidis
Chief of Sales & Estimating
(o) 203-334-3419 ext. 1525
(f) 203-333-3934
Email ssimeonisis@mainhvac.com

EXHIBIT D

FORM OF CHANGE ORDER

Change Order No.

7 MARKET STREET

To:

Kayak Software Corporation

55 North Water Street

Norwalk, CT 06854

Attn:

From:

Yale & Towne SPE LLC

c/o Building and Land Technology

100 Washington Boulevard, Suite 200

Stamford, CT 06902

Description of Change

Cost of Change	$

Savings from Change	$

Net Amount of Change	$

Tenant’s Delay	Days

Accepted:

Kayak Software Corporation	Yale & Towne SPE LLC

By:	By:

Date:	Date:

EXHIBIT E

RULES AND REGULATIONS

TO THE EXTENT THAT THE TERMS AND CONDITIONS OF THESE RULES AND REGULATIONS SHALL CONFLICT WITH THE PROVISIONS OF THE LEASE TO WHICH THEY ARE ANNEXED, THE TERMS OF THE LEASE SHALL CONTROL.

1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plaza, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant, and Tenant shall not permit any of its employees, agents or invitees to loiter in and of said areas (except for the outdoor plaza).

2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any windows or doors except with the consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside of the premises without the prior consent of Landlord.

4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building.

5. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

6. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

7. No space in the Building shall be used for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, without the prior consent of Landlord.

8. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing or in any other way. Nothing shall be thrown out of any doors or window.

9. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time.

10. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

11. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for manufacturing or for other similar purposes.

12. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

13. Each tenant and all of tenant’s employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

14. Without Landlord’s prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building.

15. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord.

EXHIBIT F

PARKING PLAN

MARKET STREET
EXISTING BUILDING
(17,600 SF)
SLOPE DN
RESERVED PARKING
107 + 12T = 119 STALLS
PACIFIC STREET
TOWNE STREET
EDI
International, pc
BUILDING & LAND TECHNOLOGY
YALE AND TOWNE
BLOCK Y1
STAMFORD, CT
BASEMENT
FLOOR PLAN
A101

MARKET STREET
PARKING ACCESS
A/C CONDENSER LOCATION
7 MARKET
(17,600 SF)
GAS
WATER
ACCESS
MECH.
SURFACE PARKING
SURFACE PARKING
PLAZA FOR OFFICE AND BUILDING
21 STALLS
PACIFIC STREET
PARKING ACCESS
TEL
ELEC.
LOBBY
OPEN TO BELOW
LOADING DOCK
TRASH
VEST.
VEST.
ELECTRIC.
COMM.
SECTION BB
SECTION AA
TOWNE STREET
GROUND LEVEL
SCALE: 1/16"=1'-0"
NORTH

EDI International, pc

YALE AND TOWNE
BLOCK Y1
STAMFORD, CT

GROUND FLOOR PLAN

A102

EXHIBIT G

FORM OF NOTICE OF LEASE

NOTICE OF LEASE

Pursuant to Section 47-19 of the Connecticut General Statutes (1958 version, as amended), notice is hereby given of the existence of the following lease (the “Lease”):

1. The name and address of Landlord is:

Yale & Towne SPE LLC

100 Washington Boulevard, Suite 200

Stamford, CT 06902

2. The name and address of Tenant is:

Kayak Software Corporation

55 North Water Street

Stamford, CT 06854

3. The date of execution of the Lease is:                          , 2012

4. The description of the leased premises (the “Premises”) as contained in the Lease is the entirety of the building known as 7 Market Street, Stamford, Connecticut on the land on which the building is located, described on Exhibit A hereto.

5. The initial term of the Lease is for approximately twelve (12) years and seven (7) months, the scheduled date of commencement being approximately                      and the scheduled date of expiration being approximately                     .

6. The Lease contains the following right of extension or renewal: One (1) ten (10) year option to extend.

7. The Lease contains no option to purchase.

8. Nothing contained in this instrument shall be deemed to modify or change any of the provisions of the Lease. In the event of any conflict between the terms of the Lease and the terms of this Notice, the Lease shall govern. A copy of the Lease is on file in the Landlord’s office.

9. This instrument shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

IN WITNESS WHEREOF, the parties have executed this instrument as of the      day of                     , 2012.

Witnesses:	LANDLORD:
YALE & TOWNE SPE LLC

By:
Name:
Title:

TENANT:
KAYAK SOFTWARE CORPORATION

By:
Name:
Title:

STATE OF CONNECTICUT	)
) ss: Stamford
COUNTY OF FAIRFIELD	)

The foregoing instrument was acknowledged before me this      day of                     , 2012 by                     , Authorized Signatory of Yale & Towne SPE LLC, a Connecticut limited liability company, on behalf of the company.

[Name of person taking acknowledgement]
Commissioner of the Superior Court
Notary Public
My commission expires:

STATE OF CONNECTICUT	)
) ss:
COUNTY OF FAIRFIELD	)

The foregoing instrument was acknowledged before me this      day of                     , 2012 by                                         ,                      of Kayak Software Corporation, a Delaware corporation, on behalf of the company.

[Name of person taking acknowledgement]
Commissioner of the Superior Court
Notary Public
My commission expires:

EXHIBIT A

PROPERTY DESCRIPTION

ALL THAT CERTAIN real property situated in the City of Stamford, County of Fairfield and State of Connecticut, being known and designated as Unit Y1 of Yale & Towne Planned Community, together with all appurtenances thereto, all as more particularly designated and described in a certain Declaration of Yale & Towne Planned Community dated August 13, 2008 and recorded in Volume 9425 at Page 1 of the Stamford Land Records.

The premises are held together with and subject to the terms, conditions, rights, interests, agreements, obligations and easements contained in the Declaration including, without limitation an interest in the Common Elements appertaining to the Unit (as described in the Declaration).

EXHIBIT H

PARK

BLOCK: 84 ZONE: SRD-N

MARKET STREET
PACIFIC STREET
CANAL STREET
HENRY STREET
MASTER UNIT Y1
MASTER UNIT Y2
MASTER UNIT Y3
MASTER UNIT Y4-Y5
MASTER UNIT Y6
MASTER UNIT Y7
MASTER UNIT Y8
MASTER UNIT Y9
MASTER UNIT Y10
SPECIAL DISTRICT UNIT SDU1
DISTRICT PARK SDU2
EXISTING BUILDING
Point Of Beginning For Description
Part of M.U.Y10

NOTES:

1. This survey has been prepared in accordance with Sections 20-300b-1 thru 20-300b-20 of the Regulations of Connecticut State Agencies and the "Standards for Surveys and Maps in the State of Connecticut" as adopted by the Connecticut Association of Land Surveyors, Inc. as a Property Survey the Boundary Determination Category of which is a Resurvey conforming to Horizontal Accuracy Class A-2 and is intended to be used to document a modification to the Declaration of Condominium as depicted on Map 14189 S.L.R. It contains all information required by C.G.S. 47-228(a) of the Common Interest Ownership Act to be set forth on surveys and plans.
2. This survey depicts the vertical boundaries of the MASTER UNITS, at ground level, of Yale and Towne Planned Community.
3. Development Rights are reserved to add unspecified real property to the Yale and Towne Planned Community - refer to the Declaration.
4. Area of parcel within Community = 20.350 Acres
5. Development Rights are reserved to withdraw all lands within the Community that are not located within the vertical boundaries of any Master Unit.
6. Elevations labeled hereon are on the National Geodetic Vertical Datum of 1929 (NGVD-29)
7. Horizontal Control depicted hereon based on Connecticut Coordinate System, used D.O.T. Baseline Survey Stone No. [illegible] & City of Stamford Monument No. 30
8. No portion of the property depicted on the survey lies within a Special Hazard Area, as depicted on Flood Insurance Rate Map [illegible] dated June 18, 2010. Premises lie in Zone "X."
9. Reference is hereby made to Map 14312 of the Stamford Land Records.
10. This map has been prepared for the purpose of depicting a division of Master Unit Y8 forming 2 additional Master Units, Y9 and Y10. There is no change to the surrounding Special District Unit SDU1.

Approved for submission and filing

On ________ By ____________________

Approved by the Stamford Planning Board for filing purposes

On ________ By ____________________

PROPERTY SURVEY

FOR AN AMENDMENT TO THE DECLARATION OF

YALE & TOWNE PLANNED COMMUNITY

STAMFORD, CT.

PREPARED FOR

Yale & Towne SPE, LLC

To my knowledge and belief this map is substantially correct as noted hereon.

Redniss & Mead

EXHIBIT I

REMEDIAL ACTION PLAN

Documents that collectively constitute the Remedial Action Plan for the Property:

Request for Amendment to Approve Reuse of Polluted Soils by Loureiro Engineering Associates, Inc. dated January 29, 2009.

Request for Variance Engineered Control of Polluted Soils by Loureiro Engineering Associates, Inc. dated May 2007.

PCB Remedial Action Work Plan for Approval under 40 CFR 761.61 by Loureiro Engineering Associates, Inc. dated March 2008.

Proposed Engineered Control and Vapor Barrier Design Modification by Loureiro Engineering Associates, Inc. dated April 8, 2008.

Request for Reuse of Polluted Soils by Loureiro Engineering Associates, Inc. dated May 19, 2008.

Concrete Management Plan by Loureiro Engineering Associates, Inc. dated June 2, 2008.

Remedial Action Work Plan by Loureiro Engineering Associates, Inc. dated June 2007.

EXHIBIT J

FORM OF LETTER OF CREDIT

OUR REFERENCE NO.	DATE:

BENEFICIARY:	APPLICANT:
[OWNERSHIP NAME]
c/o BLT Management LLC
100 Washington Boulevard, Suite 200
Stamford, Connecticut 06902
Attention: Portfolio Manager

GENTLEMEN/LADIES:

OUR REFERENCE NO.

ACCOUNT OF:

AVAILABLE WITH:	OURSELVES BY PAYMENT

DRAFTS AT SIGHT

DRAWN ON (NAME OF BANK & ADDRESS OF BANK)

TO THE EXTENT OF:	***USD ***

EXPIRY DATE:
PLACE OF EXPIRY:	OUR COUNTERS

ADDITIONAL DETAILS:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER                      IN YOUR FAVOR, AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE NAMED APPLICANT UP TO THE AGGREGATE AMOUNT OF *** USD                      ***                                        AND 00/100 U.S. DOLLARS) AVAILABLE BY YOUR SIGHT DRAFT(S) DRAWN ON US INDICATING OUR LETTER OF CREDIT NO                      DATED             ACCOMPANIED BY:

1. YOUR STATEMENT, PURPORTEDLY SIGNED BY ONE OF YOUR AUTHORIZED REPRESENTATIVES, READING AS FOLLOWS:

OUR LETTER OF CREDIT
APPLICANT:

“THE UNDERSIGNED, A DULY AUTHORIZED SIGNATORY OF                              (LANDLORD ENTITY), HEREBY CERTIFIES THAT THE AMOUNT OF OUR DRAWING, USD             , UNDER THE                      (BANK NAME) , IRREVOCABLE STANDBY LETTER OF CREDIT NO.                              REPRESENTS FUNDS DUE TO THE LANDLORD UNDER LEASE BETWEEN                              (LANDLORD ENTITY), LANDLORD AND                              (TENANT NAME), TENANT, DATED                             , AS THE RESULT OF A DEFAULT THAT REMAINS UNCURED BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRY DATE HEREOF OF ANY FURTHER EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DTE, WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

IN THE EVENT THAT WE NOTIFY YOU OF OUR ELECTION NOT TO RENEW THIS LETTER OF CREDIT, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT AT SIGHT DRAWN ON US, ACCOMPANIED BY YOUR STATEMENT, PURPORTEDLY SIGNED BY ONE OF YOUR AUTHORIZED REPRESENTATIVES READING AS FOLLOWS:

“THE UNDERSIGNED, A DULY AUTHORIZED SIGNATORY OF                              (LANDLORD ENTITY), HEREBY CERTIFIES THAT WE HAVE RECEIVED A NOTICE OF NON-RENEWAL UNDER THE                              (BANK NAME), IRREVOCABLE STANDBY LETTER OF CREDIT NO.                              WILL BE HELD OR APPLIED BY THE LANDLORD AS A SECURITY DEPOSIT UNDER THE LEASE BETWEEN                              (LANDLORD ENTITY), LANDLORD AND                              (TENANT NAME), TENANT, DATED                             .

IN ANY EVENT, THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND ITS FINAL EXPIRATION DATE OF                             .

PARTIAL DRAWINGS ARE PERMITTED.

NOTWITHSTANDING ANY REFERENCE IN THIS LETTER OF CREDIT TO OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS OR REFERENCES IN SUCH OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS TO THIS OUR

LETTER OF CREDIT

APPLICANT:

LETTER OF CREDIT, THIS LETTER OF CREDIT CONTAINS THE ENTIRE AGREEMENT AMONG THE BENEFICIARY AND THE ISSUER HEREUNDER RELATING TO THE OBLIGATIONS OF THE ISSUER HEREUNDER.

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF DOCUMENTS AS SPECIFIED ARE DULY PRESENTED AT OUR COUNTERS AT THE

(BANK NAME AND ADDRESS), ATTENTION: THE MANAGER, LETTER OF CREDIT DEPARTMENT, ON OR BEFORE                                         , OR ANY AUTOMATICALLY EXTENDED DATE THROUGH                                         , AS PROVIDED FOR HEREIN.

THIS IRREVOCABLE LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

VERY TRULY YOURS,

AUTHORIZED SIGNATURE